                                                                    EXHIBIT 10.1

================================================================================

                                  $225,000,000
                                CREDIT AGREEMENT

                            dated as of May 14, 2007

                                      among

                                 SKILLSOFT PLC,

                                  as Holdings,

                             SKILLSOFT CORPORATION,

                                   as Borrower

                            THE LENDERS PARTY HERETO

                                       and

                                 CREDIT SUISSE,
                  as Administrative Agent and Collateral Agent

                                   ----------

                       CREDIT SUISSE SECURITIES (USA) LLC,
                    as Sole Bookrunner and Sole Lead Arranger

                          KEYBANK NATIONAL ASSOCIATION,
                              as Syndication Agent

                              SILICON VALLEY BANK,
                             as Documentation Agent

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                           -----
                                   ARTICLE I.

                                   DEFINITIONS

SECTION 1.01   Defined Terms............................................      1
SECTION 1.02   Terms Generally..........................................     27
SECTION 1.03   Classification of Loans and Borrowings...................     27
SECTION 1.04   Pro Forma Calculations...................................     28

                                   ARTICLE II.

                                   THE CREDITS

SECTION 2.01   Commitments..............................................     28
SECTION 2.02   Loans....................................................     28
SECTION 2.03   Borrowing Procedure......................................     30
SECTION 2.04   Repayment of Loans; Evidence of Debt.....................     31
SECTION 2.05   Fees.....................................................     31
SECTION 2.06   Interest on Loans........................................     32
SECTION 2.07   Default Interest.........................................     33
SECTION 2.08   Alternate Rate of Interest...............................     33
SECTION 2.09   Termination and Reduction of Commitments.................     34
SECTION 2.10   Conversion and Continuation of Borrowings................     34
SECTION 2.11   Repayment of Term Borrowings.............................     35
SECTION 2.12   Prepayment...............................................     36
SECTION 2.13   Mandatory Prepayments....................................     37
SECTION 2.14   Reserve Requirements; Change in Circumstances............     39
SECTION 2.15   Change in Legality.......................................     40
SECTION 2.16   Indemnity................................................     41
SECTION 2.17   Pro Rata Treatment.......................................     41
SECTION 2.18   Sharing of Setoffs.......................................     42
SECTION 2.19   Payments.................................................     42
SECTION 2.20   Taxes....................................................     43
SECTION 2.21   Assignment of Commitments Under Certain Circumstances;
               Duty to Mitigate.........................................     45
SECTION 2.22   Swingline Loans..........................................     46
SECTION 2.23   Letters of Credit........................................     47

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01   Organization; Powers.....................................     51
SECTION 3.02   Authorization; No Conflicts..............................     52

SECTION 3.03   Enforceability...........................................     52
SECTION 3.04   Governmental Approvals...................................     52
SECTION 3.05   Financial Statements.....................................     53
SECTION 3.06   No Material Adverse Change...............................     53
SECTION 3.07   Title to Properties; Possession Under Leases.............     53
SECTION 3.08   Subsidiaries.............................................     54
SECTION 3.09   Litigation; Compliance with Laws.........................     54
SECTION 3.10   Agreements...............................................     55
SECTION 3.11   Federal Reserve Regulations..............................     55
SECTION 3.12   Investment Company Act...................................     55
SECTION 3.13   Use of Proceeds..........................................     55
SECTION 3.14   Tax Returns..............................................     56
SECTION 3.15   No Material Misstatements; Acquisition Documentation.....     56
SECTION 3.16   Employee Benefit Plans...................................     56
SECTION 3.17   Environmental Matters....................................     57
SECTION 3.18   Insurance................................................     58
SECTION 3.19   Security Documents.......................................     58
SECTION 3.20   Location of Real Property................................     60
SECTION 3.21   Labor Matters............................................     60
SECTION 3.22   Liens....................................................     60
SECTION 3.23   Intellectual Property....................................     60
SECTION 3.24   Solvency.................................................     61
SECTION 3.25   Acquisition Documentation................................     61
SECTION 3.26   Permits..................................................     62
SECTION 3.27   Anti-Terrorism Laws......................................     62
SECTION 3.28   UK Pensions..............................................     63
SECTION 3.29   UK Financial Assistance..................................     63

                                   ARTICLE IV.

                              CONDITIONS OF LENDING

SECTION 4.01   All Credit Events........................................     63
SECTION 4.02   First Credit Event.......................................     64

                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS

SECTION 5.01   Existence; Businesses and Properties.....................     67
SECTION 5.02   Insurance................................................     67
SECTION 5.03   Obligations and Taxes....................................     68
SECTION 5.04   Financial Statements, Reports, etc.......................     68
SECTION 5.05   Litigation and Other Notices.............................     70

SECTION 5.06   Information Regarding Collateral.........................     70
SECTION 5.07   Maintaining Records; Access to Properties and
               Inspections; Environmental Assessments...................     70
SECTION 5.08   Use of Proceeds..........................................     71
SECTION 5.09   Additional Collateral, etc...............................     71
SECTION 5.10   Further Assurances.......................................     73
SECTION 5.11   Interest Rate Protection.................................     73
SECTION 5.12   Maintenance of Ratings...................................     74
SECTION 5.13   Centre of Main Interest..................................     74
SECTION 5.14   UK Data Protection.......................................     74

                                   ARTICLE VI.

                               NEGATIVE COVENANTS

SECTION 6.01   Indebtedness.............................................     74
SECTION 6.02   Liens....................................................     75
SECTION 6.03   Sale and Lease-Back Transactions.........................     77
SECTION 6.04   Investments, Loans and Advances..........................     77
SECTION 6.05   Mergers, Consolidations, Sales of Assets and
               Acquisitions.............................................     78
SECTION 6.06   Restricted Payments; Restrictive Agreements..............     79
SECTION 6.07   Transactions with Affiliates.............................     81
SECTION 6.08   Business of Holdings, the Borrower and Subsidiaries;
               Limitation on Hedging Agreements.........................     81
SECTION 6.09   Other Indebtedness and Agreements; Amendments to
               Acquisition Documentation................................     81
SECTION 6.10   Capital Expenditures.....................................     82
SECTION 6.11   Interest Coverage Ratio..................................     83
SECTION 6.12   Leverage Ratio...........................................     83
SECTION 6.13   Fiscal Year..............................................     83

                                  ARTICLE VII.

                                EVENTS OF DEFAULT

                                  ARTICLE VIII.

                           THE AGENTS AND THE ARRANGER

                                   ARTICLE IX.

                                  MISCELLANEOUS

SECTION 9.01   Notices..................................................     90
SECTION 9.02   Survival of Agreement....................................     91

SECTION 9.03   Binding Effect...........................................     91
SECTION 9.04   Successors and Assigns...................................     91
SECTION 9.05   Expenses; Indemnity......................................     95
SECTION 9.06   Right of Setoff..........................................     96
SECTION 9.07   Applicable Law...........................................     97
SECTION 9.08   Waivers; Amendment.......................................     97
SECTION 9.09   Interest Rate Limitation.................................     98
SECTION 9.10   Entire Agreement.........................................     98
SECTION 9.11   WAIVER OF JURY TRIAL.....................................     98
SECTION 9.12   Severability.............................................     99
SECTION 9.13   Counterparts.............................................     99
SECTION 9.14   Headings.................................................     99
SECTION 9.15   Jurisdiction; Consent to Service of Process..............     99
SECTION 9.16   Confidentiality..........................................    100
SECTION 9.17   Delivery of Lender Addenda...............................    100

Exhibits and Schedules

Exhibit A          Form of Administrative Questionnaire
Exhibit B          Form of Affiliate Subordination Agreement
Exhibit C          Form of Assignment and Acceptance
Exhibit D          Form of Borrowing Request
Exhibit E          Form of Guarantee and Collateral Agreement
Exhibit F          Form of Lender Addendum
Exhibit G          Form of Perfection Certificate
Exhibit H          Form of Exemption Certificate
Exhibit I          Form of Opinion of Wilmer, Cutler, Pickering, Hale and
                   Dorr LLP
Exhibit J          Form of Promissory Note

Schedule 1.01      Subsidiary Guarantors
Schedule 1.02      Non-Core Netg Assets
Schedule 3.08      Subsidiaries
Schedule 3.09      Litigation
Schedule 3.14      Tax Matters
Schedule 3.17      Environmental Matters
Schedule 3.18      Insurance
Schedule 3.19(a)   UCC Filing Offices
Schedule 3.20      Owned and Leased Real Property
Schedule 3.25      Acquisition Documentation
Schedule 4.02(n)   Leased Locations for Landlord Waivers
Schedule 6.01      Existing Indebtedness
Schedule 6.02      Existing Liens
Schedule 6.04      Existing Investments

     CREDIT AGREEMENT dated as of May 14, 2007 (this "Agreement"), among SKILLSOFT PLC, an Irish public limited company, ("Holdings"), SKILLSOFT CORPORATION, a Delaware Corporation, (the "Borrower"), the LENDERS from time to time party hereto, CREDIT SUISSE, as administrative agent (in such capacity and together with its successors, the "Administrative Agent") and as collateral agent (in such capacity and together with its successors, the "Collateral Agent"), CREDIT SUISSE SECURITIES (USA) LLC, as sole bookrunner and sole lead arranger (in such capacity, the "Arranger"), KEYBANK NATIONAL ASSOCIATION, as syndication agent (in such capacity, the "Syndication Agent"), and SILICON VALLEY BANK, as documentation agent (in such capacity, the "Documentation Agent").

     The parties hereto agree as follows:

                                   ARTICLE I.

                                   Definitions

     SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Acquired Entity" shall have the meaning assigned to such term in the definition of "Permitted Acquisition".

     "Acquisition" shall mean the acquisition of the Target by the Borrower and Holdings from the Sellers for the Acquisition Consideration pursuant to the Purchase Agreement.

     "Acquisition Consideration" shall mean an aggregate amount not to exceed $285,000,000 in (a) cash or (b) a combination of cash and Holdings' ordinary shares (or American Depository Shares representing Holdings' ordinary shares) to be paid, including any adjustments, pursuant to the terms of the Purchase Agreement.

     "Acquisition Documentation" shall mean, collectively, the Purchase Agreement and all schedules, exhibits, annexes and amendments thereto, and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

     "Acquisition Transactions" shall mean, collectively, (a) the Acquisition, including the payment of the Acquisition Consideration, (b) the obtaining by the Borrower of the Facility provided for by this Agreement, (c) the payment of fees and expenses incurred in connection with the foregoing in an amount not to exceed $12,000,000 and (d) the payment of certain integration costs in an aggregate amount not to exceed $30,000,000.

     "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

     "Administrative Agent" shall have the meaning assigned to such term in the preamble.

     "Administrative Agent Fees" shall have the meaning assigned to such term in
Section 2.05(b).

     "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

     "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.07, the term "Affiliate" shall also include any person that directly or indirectly owns 10% or more of any class of Equity Interests of the person specified or that is an officer or director of the person specified.

     "Affiliate Subordination Agreement" shall mean an Affiliate Subordination Agreement in the form of Exhibit B pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

     "Agents" shall have the meaning assigned to such term in Article VIII.

     "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

     "Agreement" shall have the meaning assigned to such term in the preamble.

     "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Margin" shall mean, for any day, (a) for each Type of Term Loan, the rate per annum equal to 2.75% for Eurodollar Term Loans and 1.75% for ABR Term Loans and (b) for each type of Revolving Loan and Swingline Loan, the rate per annum set forth under the relevant column heading below based upon the Leverage Ratio as of the relevant date of determination:

                                                     ABR REVOLVING
                                     EURODOLLAR        LOANS AND
         LEVERAGE RATIO           REVOLVING LOANS   SWINGLINE LOANS
         --------------           ---------------   ---------------
Category 1                             2.75%             1.75%
Greater than 2.50 to 1.00

Category 2                             2.50%             1.50%
Less than or equal to 2.50:1.00

     Each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective with respect to all Revolving Loans, Swingline Loans and Letters of Credit outstanding on or after the date of delivery to the Administrative Agent of the financial statements and certificates required by
Section 5.04(a) or Section 5.04(b) and Section 5.04(d), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, until the Borrower shall have delivered the financial statements and certificates required by Section 5.04(b) and Section 5.04(d), respectively, for the period ended on October 31, 2007, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Margin. In addition, (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or Section 5.04(b) and Section 5.04(d) respectively, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Margin.

     "Approved Fund" shall mean any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

     "Arranger" shall have the meaning assigned to such term in the preamble.

     "Asset Sale" shall mean the sale, lease, sub-lease, sale and leaseback, assignment, conveyance, transfer, issuance or other disposition (by way of merger, casualty, condemnation or otherwise) by Holdings, the Borrower or any Subsidiary (other than by (a) Holdings, the Borrower or any Subsidiary Guarantor to a Loan Party or (b) any Subsidiary that is not a Loan Party to a Loan Party or any other Subsidiary, in each case of (x) any Equity Interests of any of the Subsidiaries or (y) any other assets of Holdings, the Borrower or any of the Subsidiaries, including Equity Interests of any person that is not a Subsidiary (other than inventory, obsolete or worn out assets, scrap and Permitted Investments, licensing of intellectual property rights in each case disposed of or licensed in the ordinary course of business)); provided that any asset sale or series of related asset sales described in clause (y) above having a value not in excess of $250,000 shall be deemed not to be an "Asset Sale" for purposes of this Agreement.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any person whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

     "Bank Forecast" shall mean the information provided by the Borrower and Holdings to Credit Suisse, Credit Suisse Securities (USA) LLC and their respective affiliates on October 23, 2006, including, but not limited to, the financial model (and any actual or implicit assumptions thereunder) of Holdings, the Borrower, the Subsidiaries and the Target.

     "Benefit Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Tax Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrower" shall have the meaning assigned to such term in the preamble.

     "Borrowing" shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

     "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D, or such other form as shall be approved by the Administrative Agent.

     "Breakage Event" shall have the meaning assigned to such term in Section
2.16

     "Business" shall mean the business of selling, marketing, and developing integrated learning solutions that include instructional content, multiple delivery options, enabling technologies and/or consulting services as conducted by Sellers prior to the date hereof and as sometimes referred to prior to the date hereof as the "NETg business" of Sellers.

     "Business Day" shall mean any day other than a Saturday, Sunday or day on which commercial banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other amounts thereon), the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Canadian Guarantor" shall mean SkillSoft Canada, Ltd., a corporation incorporated under the laws of the Province of New Brunswick, and its successors and permitted assigns.

     "Canadian Security Agreement" shall mean the security agreement, dated as of the date hereof, granted by the Canadian Guarantor to and in favour of the Collateral Agent for the benefit of the Secured Parties.

     "Canadian Security Documents" shall mean, collectively (i) the guarantee dated as of the date hereof made by the Canadian Guarantor in favour of the Collateral Agent and each of the other Secured Parties (as defined therein),
(ii) the Canadian Security Agreement and (iii) each of the other guarantees, security agreements, pledges, debentures, hypothecs, mortgages, consents and other instruments and documents executed and delivered by the Canadian Guarantor or any other Canadian subsidiary of Holdings in connection with this Agreement or pursuant to Sections 5.09 or 5.10.

     "Capital Expenditures" shall mean, for any period, with respect to any person, (a) the additions to property, plant and equipment and other capital expenditures of such person and its consolidated subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of such person for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by such person and its consolidated subsidiaries during such period; provided, however, that Capital Expenditures for Holdings and the Subsidiaries shall not include (i) expenditures of proceeds of insurance settlements or condemnation awards in respect of lost, destroyed, damaged or condemned assets to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, (ii) expenditures of proceeds from Asset Sales so long as such expenditures are made within 270 days of the receipt of such proceeds and (iii) expenditures made in connection with a Permitted Acquisition.

     "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

     "Cayman Guarantor" shall mean SkillSoft Finance Limited, an exempted company incorporated under the laws of the Cayman Islands.

     "Cayman Security Documents" shall mean, collectively, (i) the Pledge Agreement made by the Cayman Guarantor in favor of the Collateral Agent, (ii) the Securities Account Control Agreement made by the Cayman Guarantor and Silicon Valley Bank in favor of the Collateral Agent, (iii) the share charge made by Holdings in favor of the Collateral Agent and (iv) each of the other guarantees, security agreements, pledges, debentures and other documents and instruments executed and delivered by the Cayman Guarantor in connection with this Agreement or pursuant to Sections 5.09 or 5.10.

     A "Change in Control" shall be deemed to have occurred if (a) any "person" or "group" (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) or persons acting in concert (within the meaning of the Irish Takeover Panel Act of 1997 of Ireland) shall own directly or indirectly, beneficially or of record, Equity Interests representing 30% or more of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Holdings;
(b) a majority of the seats (other than vacant seats) on the board of directors of Holdings shall at any time be occupied by persons who are not Continuing Directors; (c) Holdings shall at any time fail to own directly or indirectly, beneficially free and clear of all Liens (other than non-consensual statutory Liens permitted under Section 6.02) and of record, 100% of each class of issued and outstanding Equity Interests in the Borrower; or (d) any change of control (or similar event, however denominated) with respect to Holdings, the Borrower or any Subsidiary shall occur under any indenture or agreement in respect of Material Indebtedness to which Holdings, the Borrower or any Subsidiary is a party.

     "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Charges" shall have the meaning assigned to such term in Section 9.09.

     "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Term Loan Commitment or Swingline Commitment.

     "Closing Date" shall mean the date of the first Credit Event.

     "Collateral" shall mean all property and assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, and shall include the Mortgaged Properties.

     "Collateral Agent" shall have the meaning assigned to such term in the preamble.

     "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment, Term Loan Commitment and Swingline Commitment.

     "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

     "Commitment Fee Rate" shall mean a rate per annum equal to 1/2 of 1%.

     "Commitment Letter" shall mean the Commitment Letter dated as of October 25, 2006, among Credit Suisse Securities (USA) LLC, Credit Suisse and the Borrower.

     "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated April 17, 2007, as supplemented.

     "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated

Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any non-cash charges (other than the write-down of current assets) for such period (provided that to the extent that all or any portion of the income of any person is excluded from Consolidated Net Income pursuant to the definition thereof for all or any portion of such period any amounts set forth in the preceding clauses (i) through (iv) that are attributable to such person shall not be included for purposes of this definition for such period or portion thereof) (v) non-cash compensation charge arising from any grants of stock, stock options or other equity-based awards, (vi) expenses related to the Acquisition, including (A) employee compensation for the period from the Closing Date to the date that is 270 days thereafter to be paid to employees identified for termination; (B) other severance costs and accrued vacation for terminated employees, (C) retention bonuses, (D) lease termination expenses and other restructuring charges, and (E) fees for Acquisition-related and/or integration-related services; provided, however, in each case, that such charges and expenses are
(1) incurred within eighteen months following the Closing Date and (2) identified in reasonable detail in a certificate of the Borrower's chief financial officer, (vii) any non-cash decrease in consolidated revenues during such period resulting from the following purchase accounting adjustments made in accordance with GAAP in connection with the Acquisition: (A) loss of deferred revenue of the Borrower representing the difference between revenues of the Borrower which would have been amortized into income from deferred revenue (without giving effect to purchase accounting adjustments) and the actual recognized revenues of the Borrower as of the Closing Date (giving effect to purchase accounting adjustments), and (B) the adjustment resulting from changes in revenue recognition as a result of transitional changes in licensing methodology, (viii) any other extraordinary, unusual or non-recurring losses or charges; provided, however, in each case, that such charges and expenses are identified in reasonable detail in a certificate of the Borrower's chief financial officer, and (ix) without duplication, any foreign currency exchange losses in the ordinary course of business and any losses on the sale of assets or business outside of the ordinary course of business, and minus (b) without duplication (i) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (a)(iv) above in a previous period and (ii) to the extent included in determining such Consolidated Net Income, any foreign currency exchange gains in the ordinary course of business and any extraordinary gains and any non-cash credits (other than amortization of deferred revenue and other operating revenue and reversal of current liabilities) for such period, all determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating Consolidated EBITDA for any period (A) the Consolidated EBITDA of any Acquired Entity acquired by the Borrower, Holdings or any Subsidiary pursuant to a Permitted Acquisition during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period) and (B) the Consolidated EBITDA of any person or line of business sold or otherwise disposed of by the Borrower, Holdings or any Subsidiary during such period for shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period).

     "Consolidated Interest Expense" shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and

Synthetic Lease Obligations) of the Borrower, Holdings and the Subsidiaries for such period (including all commissions, discounts and other fees and charges owed by the Borrower and the Subsidiaries with respect to letters of credit and bankers' acceptance financing), net of interest income, in each case determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of the Borrower, Holdings or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower, Holdings or any Subsidiary with respect to interest rate Hedging Agreements.

     "Consolidated Net Income" shall mean, for any period, the net income or loss of the Borrower, Holdings and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or constitutional documents or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary, (b) except to the extent otherwise provided in paragraph (A) of the last proviso in the definition of "Consolidated EBITDA", the income or loss of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower, Holdings or any Subsidiary or the date that such person's assets are acquired by the Borrower, Holdings or any Subsidiary, (c) the income of any person (other than a Subsidiary) in which any other person (other than the Borrower, Holdings or a wholly owned Subsidiary or any director holding qualifying shares in accordance with applicable law) has an interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower, Holdings or a wholly owned Subsidiary by such person during such period, and (d) any gains or losses attributable to sales of assets out of the ordinary course of business.

     "Continuing Directors" shall mean, at any time, any member of the board of directors of Holdings who (a) was a member of such board of directors on the Closing Date, after giving effect to the Acquisition, or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Credit Event" shall have the meaning assigned to such term in Section
4.01.

     "Current Assets" shall mean, at any time, the consolidated current assets (other than cash and Permitted Investments) of Holdings, the Borrower and the Subsidiaries.

     "Current Liabilities" shall mean, at any time, the consolidated current liabilities of Holdings, the Borrower and the Subsidiaries at such time, but excluding, without duplication,

(a) the current portion of any long-term Indebtedness and (b) outstanding Revolving Loans and Swingline Loans.

     "Default" shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would constitute an Event of Default.

     "Documentation Agent" shall have the meaning assigned to such term in the preamble.

     "dollars" or "$" shall mean lawful money of the United States of America.

     "Domestic Subsidiaries" shall mean all Subsidiaries incorporated, formed or organized under the laws of the United States of America, any State thereof or the District of Columbia.

     "Environmental Laws" shall mean with respect to the applicable person, all Federal, state, local and foreign laws (including, without limitation, statutes, common law and laws and regulations of the European Union), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, threatened Release, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

     "Environmental Liability" shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Environmental Permit" shall mean any Permit under Environmental Law.

     "Equity Interests" shall mean shares of capital stock, partnership interests, membership interests, beneficial interests in a trust or other equity interests in any person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire, such equity interests or such convertible or exchangeable obligations.

     "Equity Issuance" shall mean any issuance or sale by Holdings or the Borrower of any Equity Interests of Holdings or the Borrower, as applicable, or the receipt by Holdings or the Borrower of any capital contribution, as applicable, except in each case for (a) in the case of the Borrower, any issuance or sale to, or any receipt of any capital contribution from, Holdings,
(b) any issuance by Holdings of directors' qualifying shares, (c) sales or issuances of common stock, or options to purchase common stock, of Holdings to management, directors or employees of Holdings, the Borrower or any Subsidiary under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time, (d) sales or issuance of common stock of Holdings to Permitted Holders, (e) any issuance or sale of any Equity Interest of

Holdings as contemplated by the Purchase Agreement as in effect as of the Closing Date and (f) any issuance or sale of any Equity Interest of Holdings pursuant to the Irish Recapitalization or as consideration for a Permitted Acquisition.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Tax Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Tax Code, is treated as a single employer under Section 414 of the Tax Code.

     "ERISA Event" shall mean (a) the occurrence of any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Benefit Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Benefit Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Tax Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Tax Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Benefit Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any material liability under Title IV of ERISA with respect to the termination of any Benefit Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Benefit Plan or Multiemployer Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Benefit Plan or Plans or to appoint a trustee to administer any Benefit Plan; (f) the adoption of any amendment to a Benefit Plan that would require the provision of security pursuant to Section 401(a)(29) of the Tax Code or Section 307 of ERISA; (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of any material Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which Holdings, the Borrower or any of the Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Tax Code) or with respect to which Holdings, the Borrower or any such Subsidiary could otherwise be liable and is likely to result in material liability for Holdings and the Subsidiaries; or (i) any other event or condition with respect to a Benefit Plan or Multiemployer Plan that could result in material liability of Holdings, the Borrower or any Subsidiary.

     "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Event of Default" shall have the meaning assigned to such term in Article VII.

     "Excess Cash Flow" shall mean, for any fiscal year of the Borrower, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year and (ii) the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year over (b) the sum, without duplication, of (i) the amount of any Taxes payable in cash by Holdings, the Borrower and the Subsidiaries with respect to such fiscal year, (ii) Consolidated Interest Expense for such fiscal year payable in cash, (iii) Capital Expenditures made in cash in accordance with
Section 6.10 during such fiscal year, except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA,
(iv) permanent repayments of Indebtedness (other than mandatory prepayments of Loans under Section 2.13) made by Holdings, the Borrower and the Subsidiaries during such fiscal year, but only to the extent that such prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness and (v) the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year.

     "Excluded Foreign Subsidiaries" shall mean, at any time, (a) any Foreign Subsidiary for which the execution of a guaranty of the Obligations by such person or the granting of Liens on assets of such person to secure the Obligations would result in material adverse tax consequences to Holdings and its Subsidiaries as determined by the Borrower in its reasonable discretion or
(b) any Foreign Subsidiary that (i) contributed 2% or less (or 2.5% or less in the case of SkillSoft Asia Pacific PTY LTD) of Consolidated EBITDA for the period of four fiscal quarters most recently ended on or prior to the date of determination, and (ii) had assets (excluding intercompany balances) representing 2% or less (or 2.5% or less in the case of SkillSoft Asia Pacific PTY LTD) of total assets (excluding intercompany balances) for Holdings and its Subsidiaries on a consolidated basis on the last day of the most recent fiscal quarter ended on or prior to the date of determination. Notwithstanding the foregoing, (x) those Foreign Subsidiaries listed as Subsidiary Guarantors on
Schedule 1.01 shall not be Excluded Foreign Subsidiaries, (y) Borrower may elect to have any otherwise Excluded Foreign Subsidiary become a Loan Party to the extent all the requirements of Section 5.09(c) are satisfied with respect to such otherwise Excluded Foreign Subsidiary and (z) those Foreign Subsidiaries acquired in connection with a Permitted Acquisition which are required to comply with Section 5.09(c) shall not be Excluded Foreign Subsidiaries.

     "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income as a result of a present or former connection between such recipient and the jurisdiction imposing such tax (or any political subdivision thereof), other than any such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document, (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any United States withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.20(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a) and (c) any United States withholding tax that is imposed on amounts payable to any

Lender that is a United States person as defined in Section 7701(a)(30) of the Tax Code that is attributable to such Lender's failure to comply with Section 2.20(f).

     "Extraordinary Receipts" shall mean any payment in respect of any purchase price adjustment in favor of a Loan Party (including without limitation, a payment made to a Loan Party pursuant to the Purchase Agreement or any similar agreement in connection with a Permitted Acquisition) or any indemnification payment in favor of any Loan Party pursuant to the Purchase Agreement or any similar agreement in connection with a Permitted Acquisition (other than amounts paid as a result of a claim by a Loan Party for indemnification under the Purchase Agreement or any similar agreement in connection with a Permitted Acquisition to the extent the amounts so received are applied by such Loan Party for the purpose of (a) replacing, repairing or restoring any assets or properties of such Loan Party or satisfying the condition giving rise to the claim for indemnification or (b) payment of (or reimbursement of payments made for) claims and settlements to third persons not an Affiliate of a Loan Party).

     "Facility" shall mean each of the (a) Term Loan Facility and (b) Revolving Credit Facility.

     "Federal Funds Effective Rate" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Fee Letter" shall mean the Fee Letter dated as of October 25, 2006, among the Borrower, Credit Suisse and Credit Suisse Securities (USA) LLC.

     "Fees" shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

     "Financial Officer" of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

     "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

     "GAAP" shall mean generally accepted accounting principles in the United States of America.

     "Governmental Authority" shall mean the government of the United States of America, Canada or any other nation, any political subdivision thereof, whether state, provincial or local, the European Union and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Granting Lender" shall have the meaning assigned to such term in Section 9.04(i).

     "Guarantee" of or by any person (the "guarantor") shall mean any obligation, contingent or otherwise, of (a) the guarantor or (b) another person (including any bank under a letter of credit) to induce the creation of which the guarantor has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation, contingent or otherwise, of the guarantor, direct or indirect,
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (v) to otherwise assure or hold harmless the owner of such Indebtedness or other obligation against loss in respect thereof; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     "Guarantee and Collateral Agreement" shall mean the Guarantee and Collateral Agreement in the form of Exhibit E, to be executed and delivered by the Borrower, Holdings and certain other Subsidiaries of Holdings.

     "Guarantors" shall mean Holdings and the Subsidiary Guarantors.

     "Hazardous Materials" shall mean any petroleum (including crude oil or fraction thereof) or petroleum products or byproducts, or any pollutant, contaminant, chemical, compound, constituent, or hazardous, toxic or other substances, materials or wastes defined, or regulated as such by, or pursuant to, any Environmental Law, or requires removal, remediation or reporting under any Environmental Law, including asbestos, or asbestos containing material, radon or other radioactive material, polychlorinated biphenyls and urea formaldehyde insulation.

     "Hedging Agreement" shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, fuel or other commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, however, that no phantom stock or similar plan providing for payments and on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Borrower or any Subsidiary shall be a Hedging Agreement.

     "Holdings" shall have the meaning assigned to such term in the preamble.

     "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes, loan stock or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets acquired by such person, (d) all obligations of such person in respect of the deferred purchase price of property or services (other than current trade accounts payable incurred in the ordinary course of business), (e) all obligations of such person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Equity Interests in such person, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations and Synthetic Lease Obligations of such person, (i) all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such person in respect of bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any other person (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person's ownership interest in, or other relationship with, such other person, except to the extent the terms of such Indebtedness provide that such person is not liable therefor.

     "Indemnified Taxes" shall mean Taxes other than Excluded Taxes and Other Taxes.

     "Indemnitee" shall have the meaning assigned to such term in Section
9.05(b).

     "Information" shall have the meaning assigned to such term in Section 9.16.

     "Intellectual Property Collateral" shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

     "Intellectual Property Security Agreement" shall mean all intellectual property security agreements to be executed and delivered by any Loan Parties.

     "Interest Coverage Ratio" shall mean, on any date of determination, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period, to (b) Consolidated Interest Expense for the period of four consecutive fiscal quarters ended on or prior to such date, taken as one accounting period.

     "Interest Payment Date" shall mean (a) with respect to any ABR Loan (including Swingline Loans), the last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing.

     "Interest Period" shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is 1, 2, 3 or 6 months thereafter (or 9 or 12 months thereafter, if, at the time of the relevant Borrowing, an interest period of such duration is available to all Lenders participating therein) (or such other duration as otherwise agreed to by the Administrative Agent with respect to Borrowings on the Closing Date), as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Investments" shall have the meaning assigned to such term in Section 6.04.

     "Irish Guarantors" shall mean, collectively, Holdings, an Irish public limited company, and each of CBT (Technology) Limited, Fidalco Limited and SkillSoft Ireland Limited, each an Irish private limited company.

     "Irish Recapitalization" shall mean an application to the High Court of Ireland to reduce the share premium account of Holdings so as to thereby create reserves capable of distribution.

     "Irish Security Documents" shall mean the Irish law guarantee and indemnity dated as of the date hereof entered into by Irish Guarantors in favor of the Collateral Agent, the Irish law debenture dated as of the date hereof issued in favor of the Collateral Agent and each of the other Irish law governed guarantees, security agreements, pledges, debentures and other documents and instruments executed and delivered by Holdings or any Irish subsidiary of Holdings in connection with this Agreement or pursuant to Sections 5.09 or 5.10.

     "Issuing Bank" shall mean, as the context may require, (a) Credit Suisse, in its capacity as the issuer of Letters of Credit hereunder, and (b) any other Lender that may become an Issuing Bank pursuant to Section 2.23(i) or Section 2.23(k), with respect to Letters of Credit issued by such Lender. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     "Issuing Bank Fees" shall have the meaning assigned to such term in Section 2.05(c).

     "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.23.

     "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

     "L/C Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit at such time and (b) the aggregate amount of all L/C Disbursements that have not been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.

     "L/C Fee Payment Date" shall have the meaning assigned to such term in
Section 2.05(c).

     "L/C Participation Fee" shall have the meaning assigned to such term in
Section 2.05(c).

     "Lender Addendum" shall mean, with respect to any initial Lender, a Lender Addendum in the form of Exhibit F, or such other form as may be supplied by the Administrative Agent, to be executed and delivered by such Lender on the Closing Date.

     "Lenders" shall mean (a) the persons that deliver a Lender Addendum (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" shall include the Swingline Lender.

     "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2.23.

     "Leverage Ratio" shall mean, on any date of determination, the ratio of (a) Total Debt on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period.

     "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., (London time), on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

     "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party (other than any Loan Party) with respect to such securities.

     "Loan Documents" shall mean this Agreement, the Fee Letter, the Post Closing Matters Agreement and the Security Documents.

     "Loan Parties" shall mean Holdings, the Borrower and each Subsidiary Guarantor.

     "Loans" shall mean the Revolving Loans, the Term Loans and the Swingline Loans.

     "Majority Facility Lenders" shall mean, with respect to any Facility, the holders of a majority of the aggregate unpaid principal amount of the Term Loans or the Aggregate Revolving Credit Exposure, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to the termination of the Revolving Credit Commitments, the holders of a majority of the Total Revolving Credit Commitment).

     "Margin Stock" shall have the meaning assigned to such term in Regulation
U.

     "Material Adverse Effect" shall mean a material adverse condition or material adverse change in or materially and adversely affecting (a) the business, assets, liabilities, operations or financial condition of Holdings, the Borrower and the Subsidiaries, taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent, the Collateral Agent or the Secured Parties thereunder.

     "Material Indebtedness" shall mean Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower and the Subsidiaries in a principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Holdings, the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

     "Material Subsidiary" shall mean, with respect to any Subsidiary that is subject to events described in Sections 7(g) and (h), such Subsidiary shall be deemed to be a "Material Subsidiary" to the extent that any such Subsidiary (a) individually either (i) contributed 3% or more of Consolidated Net Income for the period of four fiscal quarters most recently ended on or prior to the date of determination and/or (ii) has assets (excluding intercompany balances) representing 3% or more of total assets (excluding intercompany balances) for Holdings and its Subsidiaries on a consolidated basis on the last day of the most recent fiscal quarter ended on or prior to the date of determination, or
(b) in the aggregate with other Subsidiaries subject to such events described in Sections 7(g) and (h), either (i) contributed 7.5% or more of Consolidated Net Income for the period of four fiscal quarters most recently ended on or prior to the date of determination and/or (ii) has assets (excluding intercompany balances) representing 7.5% or more of total assets (excluding intercompany balances) for Holdings and its Subsidiaries on a consolidated basis on the last day of the most recent fiscal quarter ended on or prior to the date of determination.

     "Maximum Rate" shall have the meaning assigned to such term in Section
9.09.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Mortgaged Properties" shall mean each parcel of real property and the improvements thereto owned by a Loan Party with respect to which a Mortgage is granted pursuant to Section 5.09 or Section 5.10.

     "Mortgages" shall mean the mortgages or deeds of trust, assignments of leases and rents and other security documents granting a Lien on any Mortgaged Property to secure the Obligations as are reasonably satisfactory to the Collateral Agent, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale or Recovery Event, the proceeds thereof in the form of cash and Permitted Investments (including any such proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker's fees or commissions, legal fees, transfer and similar taxes incurred by Holdings, the Borrower and the Subsidiaries in connection therewith and the Borrower's good faith estimate of income taxes paid or payable in connection with such sale, after taking into account any available tax credits or deductions and any tax sharing arrangements), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, if (x) the Borrower shall deliver a certificate of a Financial Officer of the Borrower to the Administrative Agent within ten (10) days of receipt thereof setting forth the Borrower's intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of Holdings, the Borrower and the Subsidiaries within 270 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 270-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds; (b) with respect to any issuance or disposition of Indebtedness or any Equity Issuance, the cash proceeds thereof, net of all taxes and reasonable and customary fees, commissions, costs and other expenses incurred by Holdings, the Borrower and the Subsidiaries in connection therewith; and (c) with respect to any Extraordinary Receipts, the cash proceeds thereof, net of all taxes and reasonable and customary fees, costs and other expenses incurred by Holdings, the Borrower and the Subsidiaries in connection therewith.

     "Non-Core Netg Assets" shall mean the assets set forth on Schedule 1.02.

     "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee and Collateral Agreement and the other Security Documents.

     "Other Taxes" shall mean, in respect of any jurisdiction, any and all present or future stamp or documentary duties or taxes or any other excise, value added taxes or property taxes, charges or similar levies (including interest, fines, penalties and additions to tax) arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except for any Excluded Taxes.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Perfection Certificate" shall mean the Pre-Closing Perfection Diligence Certificate substantially in the form of Exhibit G or any other form approved by the Collateral Agent.

     "Perfection Requirements" shall mean the making or the procuring of the appropriate registrations, filings, endorsements, notarizations, stampings and/or notifications of the Security Documents and/or the Liens purported to be created thereunder.

     "Permits" shall mean any and all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required under any Requirement of Law.

     "Permitted Acquisition" shall mean the acquisition by any Loan Party of all or substantially all the assets of a person or line of business of such person, or all of the Equity Interests of a person (referred to herein as the "Acquired Entity"); provided that (a) the Acquired Entity shall be a going concern and shall be in a similar line of business (or reasonably related extensions thereof) as that of the Loan Parties as conducted during the current and most recently concluded calendar year; (b) at the time of such transaction both before and after giving effect thereto, (i) no Event of Default or Default shall have occurred and be continuing; (ii) the Borrower would be in compliance with the covenant set forth in Section 6.12 and the Leverage Ratio would be no greater than the Leverage Ratio specified for such period under Section 6.12 (less 0.25), in each case as of the most recently completed period ending prior to such transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b) were required to be delivered, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in this definition occurring after such period) as if such transaction (and the occurrence or assumption of any Indebtedness in connection therewith) had occurred as of the first day of such period (by way of example, if the Leverage Ratio for such period set forth in Section 6.12 is 3.25:1.0, the Leverage Ratio required under this clause (ii) shall be no greater than 3.00:1.0) and (iii) there must be at least $10,000,000 of unused and available Revolving Credit Commitments; (c) Holdings and the Subsidiaries shall not incur or assume any Indebtedness in connection with such acquisition, except as permitted by Section 6.01; and (d) the Loan Parties shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Sections
5.09 and 5.10 and the Security Documents, whether or not such Acquired Entity would otherwise be an Excluded Foreign Subsidiary; provided, that the Loan Parties and such Acquired Entity shall not have to comply with such Sections
5.09 and 5.10 and the Security Documents to the extent (i) such Acquired Entity, on a pro forma basis, would be deemed an Excluded Foreign Subsidiary under clauses (a) or (b) of the definition thereof and (ii) the amount of cash consideration paid to acquire such Foreign Subsidiary does not exceed $5,000,000 in the aggregate for all Permitted Acquisitions of Foreign Subsidiaries during the term of this Agreement. To the extent the Leverage Ratio for any period calculated under Section 6.12 is less than 2.0:1.0, the amount set forth in the immediately preceding clause (ii) shall be increased to $10,000,000, so long as the Leverage Ratio remains less than 2.0:1.0 (and any increase in the Leverage Ratio above such level shall return such amount under such clause (ii) to its original level).

     "Permitted Investments" shall mean:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper consistent with the investment policy described in clause (g) below;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

          (e) investments in "money market funds" within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above;

          (f) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing; and

          (g) other investments consistent with the investment policy delivered to the Administrative Agent and Lenders prior to the Closing Date, or any changes from time to time made thereto as approved by Administrative Agent.

     "Permitted Refinancing Indebtedness" shall mean Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend, renew or replace existing Indebtedness or Indebtedness assumed in connection with a Permitted Acquisition as permitted by Section 6.01 ("Refinanced Indebtedness"); provided that (a) the principal amount of such refinancing, refunding, extending, renewing or replacing Indebtedness is not greater than the principal amount of such Refinanced Indebtedness plus the amount of any premiums or penalties and accrued and unpaid interest paid thereon and reasonable fees and expenses, in each case associated with such refinancing, refunding, extension, renewal or replacement, (b) such refinancing, refunding, extending, renewing or replacing Indebtedness has a final maturity that is no sooner than, and a weighted average life to maturity that is no shorter than, such Refinanced Indebtedness, (c) if such Refinanced Indebtedness or any Guarantees thereof are subordinated to the Obligations, such refinancing, refunding, extending, renewing or replacing Indebtedness and any Guarantees thereof remain so subordinated on terms no less favorable to the Lenders, (d) the obligors in respect of such Refinanced Indebtedness immediately prior to such refinancing, refunding, extending, renewing or replacing are the only obligors on such refinancing, refunding extending, renewing or replacing Indebtedness and (e) such refinancing, refunding, extending, renewing or replacing Indebtedness contains covenants and events of default and is benefited by Guarantees, if any, which, taken as a whole, are determined in good faith by a Financial Officer of the Borrower to be no less favorable to Holdings, the Borrower or the applicable Subsidiary and the Lenders in any material respect than the covenants and events of default or Guarantees, if any, in respect of such Refinanced Indebtedness.

     "person" shall mean any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority or other entity.

     "Pledged Collateral" shall have the meaning assigned to such term in the Guarantee and Collateral Agreement and in any other Security Documents.

     "Post Closing Matters Agreement" shall mean that certain Post Closing Matters Agreement dated as of the date hereof among Holdings, Borrower and the Administrative Agent.

     "Prime Rate" shall mean the rate of interest per annum announced from time to time by Credit Suisse as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective as of the opening of business on the date such change is announced as being effective. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

     "Pro Rata Percentage" of any Revolving Credit Lender, at any time, shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages of any Revolving Credit Lender shall be determined on the basis of the Revolving Credit Commitments most recently in effect prior thereto.

     "Purchase Agreement" shall mean the stock and asset purchase agreement dated as of October 25, 2006, among the Sellers, Holdings and the Borrower, as amended and in effect from time to time.

     "Real Property" shall mean all Mortgaged Property and all other real property owned or leased from time to time by Holdings, the Borrower and the Subsidiaries or in which they have an interest.

     "Recovery Event" shall mean any settlement of or payment in respect of any property or casualty insurance claim or any taking under power of eminent domain or by condemnation or similar proceeding of or relating to any property or asset of Holdings, the Borrower or any Subsidiary Guarantor.

     "Register" shall have the meaning assigned to such term in Section 9.04(d).

     "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Related Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Related Parties" shall mean, with respect to any specified person, such person's Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person's Affiliates.

     "Release" shall mean any release, spill, seepage, emission, leaking, pumping, injection, pouring, emptying, deposit, disposal, discharge, dispersal, dumping, escaping, leaching, or migration into, onto or through the environment or within or upon any building, structure, facility or fixture.

     "Repayment Date" shall have the meaning given such term in Section 2.11(a).

     "Required Lenders" shall mean, at any time, Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments representing at least a majority of the sum of all Loans outstanding (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments at such time.

     "Required Prepayment Percentage" shall mean (a) in the case of any Asset Sale or Recovery Event, 100%; (b) in the case of any Equity Issuance, 50%; (c) in the case of any issuance or other incurrence of Indebtedness, 100%; (d) in the case of any Excess Cash Flow, 50%; and (e) in the case of Extraordinary Receipts, 100%.

     "Requirement of Law" shall mean as to any person, the governing documents of such person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority in any jurisdiction, in each case applicable to or binding upon such person or any of its Real Property or personal property or to which such person or any of its property of any nature is subject.

     "Responsible Officer" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

     "Restricted Indebtedness" shall mean Indebtedness of Holdings, the Borrower or any Subsidiary Guarantor, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).

     "Restricted Payment" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Borrower or any Subsidiary.

     "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

     "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans (and to acquire participations in Letters of Credit and Swingline Loans) hereunder as set forth on the Lender Addendum delivered by such Lender, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

     "Revolving Credit Exposure" shall mean, with respect to any Lenders, at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure, plus the aggregate amount at such time of such Lender's Swingline Exposure.

     "Revolving Credit Facility" shall mean the Revolving Credit Commitments and the extensions of credit made thereunder.

     "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.

     "Revolving Credit Maturity Date" shall mean May 14, 2012.

     "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01.

     "S&P" shall mean Standard & Poor's Ratings Group, Inc.

     "Secured Parties" shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

     "Security Documents" shall mean the Guarantee and Collateral Agreement, the Mortgages, the Intellectual Property Security Agreements, the Cayman Security Documents, the Irish Security Documents, the UK Security Documents, the Canadian Security Documents and each of the other guarantees, security agreements, pledges, debentures, mortgages, consents and other instruments and documents executed and delivered in connection with this Agreement or pursuant to Section
5.09 or Section 5.10.

     "Sellers" shall mean, collectively, T.N.H. France SARL, T.N.H. Holdings GmbH, the Thomson Corporation (Australia) Pty Ltd., Thomson Information & Solutions Limited, Thomson Learning Inc. and Thompson Global Resources.

     "SPC" shall have the meaning assigned to such term in Section 9.04(i).

     "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, limited liability company, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary" shall mean any subsidiary of Holdings.

     "Subsidiary Guarantor" shall mean, initially, each Subsidiary specified on
Schedule 1.01 and, at any time thereafter, shall include each other Subsidiary that becomes a guarantor pursuant to Sections 5.09, but shall exclude each Excluded Foreign Subsidiary.

     "Swingline Commitment" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09.

     "Swingline Exposure" shall mean, at any time, the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

     "Swingline Lender" shall mean Credit Suisse, acting in its capacity as lender of Swingline Loans hereunder.

     "Swingline Loan" shall mean any loan made by the Swingline Lender pursuant to Section 2.22.

     "Syndication Agent" shall have the meaning assigned to such term in the preamble.

     "Synthetic Lease Obligations" shall mean all monetary obligations of a person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of any property (whether real, personal or mixed) creating obligations which do not appear on the balance sheet of such person, but which, upon the insolvency or bankruptcy of such person, would be characterized as Indebtedness of such person (without regard to accounting treatment).

     "Synthetic Purchase Agreement" shall mean any swap, derivative or other agreement or combination of agreements pursuant to which Holdings, the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than Holdings, the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Holdings, the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

     "Target" shall mean the Business, Equity Interests and related assets and liabilities to be acquired and assumed by Holdings and the Borrower pursuant to the Acquisition Documents.

     "Tax Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority.

     "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

     "Term Lender" shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

     "Term Loan Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Term Loans hereunder as set forth on the Lender Addendum delivered by such Lender, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section
2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial aggregate amount of the Term Loan is $200,000,000.

     "Term Loan Facility" shall mean the Term Loan Commitments and the Term Loans made thereunder.

     "Term Loan Maturity Date" shall mean May 14, 2013.

     "Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01.

     "Total Debt" shall mean, at any time, the aggregate amount of Indebtedness of Holdings, the Borrower and the Subsidiaries outstanding at such time, in the amount that would be reflected on a balance sheet prepared at such time on a consolidated basis in accordance with GAAP.

     "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The initial Total Revolving Credit Commitment is $25,000,000.

     "Transactions" shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party,
(b) the borrowings hereunder, the issuance of Letters of Credit and the use of proceeds of each of the foregoing, (c) the granting of Liens pursuant to the Security Documents, (d) the Acquisition and the other Acquisition Transactions and (e) any other transactions related to or entered into in connection with any of the foregoing.

     "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

     "UCC" shall mean the Uniform Commercial Code.

     "UK Debenture" means the English law debenture dated on or about the date of this Agreement entered into by UK Guarantor in favour of the Collateral Agent.

     "UK Guarantor" means SkillSoft U.K. Limited, a corporation organized under the laws of England and Wales (company number 02051729).

     "UK Security Documents" means, collectively, (i) the UK Debenture, (ii) the UK Share Charge and (iii) each of the other guarantees, security agreements, pledges, debentures and other documents and instruments executed and delivered by the UK Guarantor in connection with this Agreement or pursuant to Sections
5.09 or 5.10.

     "UK Share Charge" means the English law share charge dated on or about the date of this Agreement entered into by Fidalco Limited over the shares it holds in the UK Guarantor in favour of the Collateral Agent.

     "Uniform Customs" shall have the meaning assigned to such term in Section 9.07.

     "wholly owned subsidiary" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person; a "wholly owned Subsidiary" shall mean any wholly owned subsidiary of the Borrower.

     "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including", and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". The words "asset" and "property" shall be construed as having the same meaning and effect and to refer to any and all rights and interests in tangible and intangible assets and properties of any kind whatsoever, whether real, personal or mixed, including cash, securities, Equity Interests, accounts and contract rights. The words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any definition of, or reference to, any Loan Document or any other agreement, instrument or document in this Agreement shall mean such Loan Document or other agreement, instrument or document as amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein); (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders; and (c) all references to statutes, laws and regulations shall include their respective amendments and restatements from time to time.

     SECTION 1.03 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving

Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Borrowing").

     SECTION 1.04 Pro Forma Calculations. All pro forma calculations permitted or required to be made by the Borrower or any Subsidiary pursuant to this Agreement shall include only those adjustments that would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended, together with those adjustments that (a) have been certified by a Financial Officer of the Borrower as having been prepared in good faith based upon reasonable assumptions and (b) are based on reasonably detailed written assumptions reasonably acceptable to the Administrative Agent.

                                  ARTICLE II.

                                   The Credits

     SECTION 2.01 Commitments. Subject to the terms and conditions hereof and relying upon the representations and warranties set forth herein, (a) each Term Lender agrees, severally and not jointly, to make a Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment and (b) each Revolving Credit Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Revolving Credit Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Revolving Credit Lender's Revolving Credit Exposure exceeding such Revolving Credit Lender's Revolving Credit Commitment. Within the limits set forth in clause (b) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. The full amount of the Term Loan Commitment must be drawn in a single drawing on the Closing Date and amounts paid or prepaid in respect of Term Loans may not be reborrowed.

     SECTION 2.02 Loans. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class; provided, however, that the failure of any Lender to make any Loan required to be made by it shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f) and subject to Section 2.22 relating to Swingline Loans, the Loans comprising any Borrowing shall be in an aggregate principal amount that is
(i) an integral multiple of $500,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

     (b) Subject to Section 2.08 and Section 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may, at its option, make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

     (c) Except with respect to Loans made pursuant to Section 2.02(f) and subject to Section 2.22 relating to Swingline Loans, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 12:00 Noon, New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have made funds available as contemplated in the preceding sentence, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing or (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

     (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

     (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.23(e) with respect to a Letter of Credit within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph; any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

     SECTION 2.03 Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall hand deliver or fax to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 12:00 Noon, New York City time, three Business Days before a proposed Borrowing (except for Loans made on the Closing Date, in which case such Borrowing Request shall be delivered or faxed on the Closing Date) and (b) in the case of an ABR Borrowing, not later than 12:00 Noon, New York City time, one Business Day before a proposed Borrowing (except for Loans made on the Closing Date, in which case such Borrowing Request shall be delivered or faxed on the Closing Date). Notwithstanding anything herein to the contrary, in no event shall any Borrowing made on the Closing Date have an Interest Period in excess of one month unless agreed to by the Administrative Agent, provided that in no event shall any Borrowing made on the Closing Date have an Interest Period beyond June 30, 2007. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the initial Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given in accordance with this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

     SECTION 2.04 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the principal amount of each Term Loan of such Lender made to the Borrower as provided in Section 2.11 and (ii) the then unpaid principal amount of each Revolving Loan of such Lender made to the Borrower on the Revolving Credit Maturity Date. The Borrower hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to the Borrower on the earlier of the Revolving Credit Maturity Date and the first date after such Swingline Loan is made that is the 15th day or the last day of a calendar month and is at least three Business Days after such Swingline Loan is made.

     (b) Each Lender shall maintain, in accordance with its usual practice, an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of the sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans made to the Borrower in accordance with the terms of this Agreement.

     (e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns in the form of Exhibit J hereto. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

     SECTION 2.05 Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the Commitment Fee Rate on the average daily unused amount of the Revolving Credit Commitments of such Lender (other than the Swingline Commitment) during the preceding quarter (or other period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein. For purposes of calculating Commitment Fees with respect to Revolving Credit Commitments only, no portion of the Revolving Credit Commitments shall be deemed utilized under Section 2.22 as a result of outstanding Swingline Loans.

     (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the fees in the amounts and at the times from time to time agreed to in writing by the Borrower (or any Affiliate) and the Administrative Agent, including pursuant to the Fee Letter (the "Administrative Agent Fees").

     (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein (each, an "L/C Fee Payment Date") a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements which are earning interim interest pursuant to Section 2.23(h)) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Margin used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06 and (ii) to the Issuing Bank with respect to each outstanding Letter of Credit issued for the account of (or at the request of) the Borrower a fronting fee, which shall accrue at the rate of 1/8 of 1% per annum or such other rate as shall be separately agreed upon between the Borrower and the Issuing Bank, on the drawable amount of such Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued for the account of (or at the request of) the Borrower or processing of drawings thereunder (the fees in this clause (ii), collectively, the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

     (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.06 Interest on Loans. (a) Subject to the provisions of
Section 2.06(d), the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

     (b) Subject to the provisions of Section 2.06(d), Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

     (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     (d) In the event that any financial statement or certificate delivered pursuant to Section 5.04(d) is inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an "Applicable Period") than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected financial statement and a corrected certificate for such Applicable Period, (ii) the Applicable Period shall be determined based on the corrected certificate for such Applicable Period, and (iii) the Borrower shall immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.17. This Section 2.06(d) shall not limit the rights of the Agent or the Lenders with respect to Section 2.07 and Article VIII.

     SECTION 2.07 Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder or under any other Loan Document, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Revolving Loan plus 2.00%.

     SECTION 2.08 Alternate Rate of Interest. In the event, and on each occasion, that prior to the commencement of any Interest Period for a Eurodollar Borrowing (a) the Administrative Agent shall have determined that adequate and reasonable means do not exist for determining the Adjusted LIBO Rate for such Interest Period or (b) the Administrative Agent is advised by the Majority Facility Lenders in respect of the relevant Facility that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or Section 2.10 shall be deemed to be a request for an ABR Borrowing and (ii) any Interest Period election that requests the conversion of any

Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective. Each determination by the Administrative Agent under this
Section 2.08 shall be conclusive absent manifest error.

     SECTION 2.09 Termination and Reduction of Commitments. (a) Unless previously terminated in accordance with the terms hereof, (i) the Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date and (ii) the Revolving Credit Commitments, the Swingline Commitment and the L/C Commitment shall automatically terminate on the Revolving Credit Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on November 10, 2007, if the initial Credit Event shall not have occurred by such time.

     (b) Upon at least three Business Days' prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments or the Swingline Commitment; provided, however, that (i) each partial reduction of the Revolving Credit Commitments or the Swingline Commitment shall be in an integral multiple of $500,000 and in a minimum amount of $1,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure then in effect.

     (c) Each reduction in the Revolving Credit Commitments or Swingline Commitment hereunder shall be made ratably among the applicable Lenders in accordance with their Pro Rata Percentages. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

     SECTION 2.10 Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing of the Borrower into an ABR Borrowing, (b) not later than 12:00 Noon, New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing of the Borrower into a Eurodollar Borrowing or to continue any Eurodollar Borrowing of the Borrower as a Eurodollar Borrowing for an additional Interest Period and (c) not later than 12:00 Noon, New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing of the Borrower to another permissible Interest Period, subject in each case to the following:

          (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

          (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Section 2.02(a) and Section 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

          (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

          (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

          (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

          (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

          (vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date; and

          (viii) after the occurrence and during the continuance of an Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

     Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted or continued into an ABR Borrowing.

     SECTION 2.11 Repayment of Term Borrowings. (a) On the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a "Repayment Date"), the Borrower shall pay to the Administrative Agent, for the account of the Term Lenders, a principal amount of the Term Loans (as adjusted from time to time pursuant to Section 2.11, Section 2.12 and Section 2.13(f)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest and Fees on the amount to be paid to but excluding the date of such payment:

      Repayment Date           Amount
      --------------         ---------
September 30, 2007            $500,000
December 31, 2007             $500,000
March 31, 2008                $500,000
June 30, 2008                 $500,000
September 30, 2008            $500,000
December 31, 2008             $500,000
March 31, 2009                $500,000
June 30, 2009                 $500,000
September 30, 2009            $500,000
December 31, 2009             $500,000
March 31, 2010                $500,000
June 30, 2010                 $500,000
September 30, 2010            $500,000
December 31, 2010             $500,000
March 31, 2011                $500,000
June 30, 2011                 $500,000
September 30, 2011            $500,000
December 31, 2011             $500,000
March 31, 2012                $500,000
June 30, 2012                 $500,000
September 30, 2012            $500,000
December 31, 2012             $500,000
March 31, 2013                $500,000
   Term Loan Maturity Date   Remainder

     (b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

     (c) All repayments pursuant to this Section 2.11 shall be subject to
Section 2.16, but shall otherwise be without premium or penalty.

     SECTION 2.12 Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 Noon, New York City time;

provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000.

     (b) Optional prepayments of Term Loans shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Term Loans.

     (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section
2.12 shall be subject to Section 2.16, but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment. In connection with any voluntary prepayments by the Borrower pursuant to Section 2.12, any voluntary prepayment thereof shall be applied first to ABR Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16.

     SECTION 2.13 Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings and all its outstanding Swingline Loans and replace all its outstanding Letters of Credit and/or deposit an amount equal to the L/C Exposure in cash in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties. If as a result of any partial reduction of the Revolving Credit Commitments the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect thereto, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) and/or cash collateralize Letters of Credit in an amount sufficient to eliminate such excess.

     (b) Not later than the third Business Day (or not later than thirty days in the case of any Subsidiary organized outside of Ireland and the United States) following the completion of any Asset Sale, the occurrence of any Recovery Event or the receipt of any Extraordinary Receipts, the Borrower shall apply the Required Prepayment Percentage of the Net Cash Proceeds received with respect thereto to prepay outstanding Loans in accordance with Section 2.13(f).

     (c) In the event and on each occasion that an Equity Issuance occurs, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, apply the Required Prepayment Percentage of the Net Cash Proceeds therefrom to prepay outstanding Loans in accordance with Section 2.13(f).

     (d) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or other incurrence of Indebtedness of any Loan Party or any subsidiary of a Loan Party (other than Indebtedness permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day (or not later than thirty days in the case of any Subsidiary organized outside of

Ireland and the United States) next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to the Required Prepayment Percentage of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 2.13(f).

     (e) No later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on January 31, 2009, and (ii) five (5) Business Days after the financial statements with respect to such period are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Loans in accordance with Section 2.13(f), in an aggregate principal amount equal to the positive difference (if any) between (x) the Required Prepayment Percentage of Excess Cash Flow for the fiscal year then ended less (y) any prepayments of the Term Loans made under Section 2.12 and any prepayments of the Revolving Loans made under Section 2.12 to the extent accompanied by a permanent reduction in the Revolving Credit Commitments by the amount of such Revolving Loan prepayment pursuant to Section 2.09.

     (f) Mandatory prepayments of outstanding Loans under this Agreement shall be applied:

          (i) to Term Loans to ratably reduce each scheduled installment of principal thereunder set forth in Section 2.11. Any Term Lender may elect, by notice in writing to the Administrative Agent at least 2 Business Days or any shorter time period as the Administrative Agent may determine, prior to the applicable prepayment date, to decline all of any mandatory prepayments of its Term Loans pursuant to Section 2.13, in which case the aggregate amount of the prepayment that would have been applied to prepay such Term Loans but was so declined shall be promptly re-offered to prepay the Term Loans of those Term Lenders who have initially accepted such prepayment (such re-offer to be made to each such Term Lender based on the percentage which such Term Lender's Term Loans represents of the aggregate Term Loans of all such Term Lenders who have initially accepted such prepayment);

          (ii) in the event of such a re-offer, the relevant Lenders may elect, by notice to the Administrative Agent within 1 Business Day of receiving notification of such re-offer, to decline all of the amount of such prepayment that is re-offered to them, in which case such amount shall be retained by the Borrower; and

          (iii) when there are no longer outstanding Term Loans under the Term Facility, first, to prepay the outstanding amount of Swing Line Loans until paid in full, second, to prepay outstanding Revolving Loans until paid in full, and third, to cash collateralize the L/C Exposure, in each case with no corresponding permanent reduction of the Revolving Credit Commitments.

     (g) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of

Borrowings pursuant to this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty. In connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to Section 2.13, such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Eurodollar Rate Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.13(e), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Eurodollar Rate Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16.

     SECTION 2.14 Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, the Administrative Agent or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or

          (ii) impose on any Lender, the Administrative Agent or the Issuing Bank or the London interbank market any other condition (except any such reserve requirement which is reflected in the definition of Statutory Reserves) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to any Lender, the Administrative Agent or the Issuing Bank of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender, the Administrative Agent or the Issuing Bank to be material, then the Borrower will pay to such Lender, the Administrative Agent or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered; provided, that such amount shall be determined in a manner consistent with the amount that such Lender or the Issuing Bank, as the case may be, would generally apply with respect to other similarly situated borrowers, if applicable, and shall not be duplicative of any amounts paid by Borrower under any other provision of this Agreement, and provided further, that costs to which this Section 2.14 applies shall not include Excluded Taxes or costs relating to Indemnified Taxes or Other Taxes that are governed by Section 2.20.

     (b) If any Lender, the Administrative Agent or the Issuing Bank shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's, the Administrative Agent's or the Issuing Bank's capital or on the capital of such Lender's, the Administrative Agent's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit purchased by, such Lender or the Letters of Credit issued by the Issuing Bank to a level below that which such Lender, the Administrative Agent or the Issuing Bank or such Lender's, the Administrative Agent's or the Issuing Bank's holding company would have achieved but for such Change in Law (taking into consideration such Lender's, the Administrative Agent's or the Issuing Bank's policies and the policies of such Lender's, the Administrative Agent's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender, the Administrative Agent or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender, the Administrative Agent or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender, the Administrative Agent or the Issuing Bank or such Lender's, the Administrative Agent's or the Issuing Bank's holding company for any such reduction suffered; provided, that such amount shall be determined in a manner consistent with the amount that such Lender or the Issuing Bank, as the case may be, would generally apply with respect to other similarly situated borrowers, if applicable, and shall not be duplicative of any amounts paid by Borrower under any other provision of this Agreement.

     (c) A certificate of a Lender, the Administrative Agent or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender, the Administrative Agent or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender, the Administrative Agent or the Issuing Bank, as the case may be, the amount or amounts shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

     (d) Failure or delay on the part of any Lender, the Administrative Agent or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's, the Administrative Agent's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender, the Administrative Agent or the Issuing Bank under paragraph (a) or (b) above for increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request if such Lender, the Administrative Agent or the Issuing Bank knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would or could reasonably have been expected to result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period. The protection of this Section shall be available to each Lender, the Administrative Agent and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

     SECTION 2.15 Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

          (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

          (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans. Any such conversion of a Eurodollar Loan under (i) above shall be subject to Section 2.16.

     (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

     SECTION 2.16 Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of
(a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause being called a "Breakage Event"). In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

     SECTION 2.17 Pro Rata Treatment. Except as provided in Section 2.13 and below in this Section 2.17 with respect to Swingline Loans and as required under
Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

     SECTION 2.18 Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

     SECTION 2.19 Payments. (a) The Borrower shall make each payment
(including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.22(e)) shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010. All payments hereunder and under each other Loan Document shall be made in dollars. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof.

     (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.20 Taxes

     (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Indemnified Taxes or Other Taxes are required to be withheld or deducted from such payments, then (i) the sum payable by the Borrower, or, as the case may be, the other Loan Party shall be increased as necessary so that after all required deductions or withholding (including deductions or withholdings applicable to additional sums payable under this Section), the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such other Loan Party shall make (or cause to be made) such deductions and (iii) the Borrower or such other Loan Party shall pay (or cause to be paid) the full amount deducted to the relevant Governmental Authority in accordance with applicable law. In addition, the Borrower or any other Loan Party hereunder shall pay (or cause to be paid) any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (b) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, or any of their respective Affiliates, on or with respect to any payment by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A reasonably detailed certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Borrower shall not be under any obligation to compensate the Administrative Agent and each Lender for any Indemnified Taxes or other Taxes paid by the Administrative Agent or such Lender for any period ending prior to the date that is 270 days prior to the date of such certificate.

     (c) As soon as practicable after any payment of Indemnified Taxes or Other Taxes pursuant to Section 2.20(a), and in any event within 30 days of any such payment being due, the

Borrower shall deliver (or cause to be delivered) to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (d) If the applicable Lender, the Issuing Bank or the Administrative Agent obtains a refund in respect of an amount paid by the Borrower to any Governmental Authority pursuant to Section 2.20(a) or for an amount for which indemnification was received by any Lender, the Issuing Bank or the Administrative Agent pursuant to Section 2.20(b), such Lender, Issuing Bank or the Administrative Agent shall promptly pay to Borrower the amount of the refund (and any interest thereon), net of all reasonable and allocable out-of-pocket expense of such Lender, Issuing Bank or the Administrative Agent in incurred in obtaining such refund. This section shall not be construed to require any Lender, Issuing Bank or the Administrative Agent to make available its Tax returns (or any other information it deems confidential) to the Borrower or any other person.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or delivery would not materially prejudice the legal position of such Lender. In addition, each Foreign Lender shall (i) furnish on or before it becomes a party to the Agreement either (a) two accurate and complete originally executed U.S. Internal Revenue Service Form W-8BEN (or successor form) or (b) an accurate and complete U.S. Internal Revenue Service Form W-8ECI (or successor form), certifying, in either case, to such Foreign Lender's legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all interest payments hereunder, and (ii) provide a new Form W-8BEN (or successor form) or Form W-8ECI (or successor form) upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder; provided that any Foreign Lender that is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and is relying on the so-called "portfolio interest exemption" shall also furnish a "Non-Bank Certificate" in the form of Exhibit H together with a Form W-8BEN. Notwithstanding any other provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver.

     (f) Any Lender that is a United States person, as defined in Section 7701(a)(30) of the Tax Code, and is not an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c) shall deliver, on or before the date it becomes a party to this Agreement, to the Borrower (with a copy to the Administrative Agent) two accurate and complete original signed copies of Internal Revenue Service Form W-9, or any successor form that such person is entitled to provide at such time in order to comply with United States back-up withholding requirements.

     (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.20 shall survive the payment in full of all amounts due hereunder.

     SECTION 2.21 Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20 or (iv) any Lender does not consent to a proposed amendment, modification or waiver of this Agreement requested by the Borrower which requires the consent of all of the Lenders or all of the Lenders under any Facility to become effective (and which is approved by at least the Required Lenders), the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement in respect of its Term Loans and/or its Revolving Loans (including its Revolving Credit Commitment) to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) solely with respect to replacements of Lenders pursuant to clauses (i), (ii) or
(iii) of this Section, the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, with respect to its interests being assigned hereunder plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section
2.14 and Section 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.14 or notice under Section
2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. In connection with any such replacement, upon receipt by such replaced Lender of all amounts specified above in connection with its assigned interests, such replaced Lender shall be deemed to have executed and delivered an Assignment and Acceptance and the assignment by such replaced Lender shall be automatically effective.

     (b) If (i) any Lender, the Administrative Agent or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender, the Administrative Agent or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section
2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

     SECTION 2.22 Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties set forth herein, the Swingline Lender agrees to make loans to the Borrower, at any time and from time to time after the Closing Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $5,000,000 in the aggregate or
(ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment. Each Swingline Loan shall be in a principal amount that is an integral multiple of $100,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

     (b) Swingline Loans. The Borrower shall notify the Administrative Agent by fax, or by telephone (confirmed by fax), not later than 10:00 a.m., New York City time, on the day of a proposed Swingline Loan to be made to it. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business
Day) and amount of such Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any notice received from the Borrower pursuant to this paragraph (b). The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower as directed in such notice of proposed Swingline Loan from Borrower to Administrative Agent by 3:00 p.m., New York City time, on the date such Swingline Loan is so requested.

     (c) Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Swingline Lender and to the Administrative Agent before 12:00 (noon), New York City time, on the date of prepayment at the Swingline Lender's address for notices specified in the Lender Addendum delivered by the

Swingline Lender. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.

     (d) Interest. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).

     (e) Participations. The Swingline Lender may, by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day, require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance, whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders under this Section) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.

     SECTION 2.23 Letters of Credit. (a) General. Subject to the terms and conditions hereof, the Borrower may request the issuance of a Letter of Credit at any time and from time to time while the Revolving Credit Commitments remain in effect (but no later than 30 days prior to the Revolving Credit Maturity
Date) for its own account or for the account of any other Loan Party (in which case the Borrower and such other Loan Party shall be co-applicants with respect to such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or fax to the Issuing Bank and the Administrative Agent (no less than three Business Days (or such shorter period of time acceptable to the Issuing Bank) in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $20,000,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

     (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided, however, that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Revolving Credit Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

     (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement within one (1) Business Day after the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall


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

have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

     (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

          (ii) any amendment or waiver of, or any consent to departure from, all or any of the provisions of any Letter of Credit or any Loan Document;

          (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, indemnifying or otherwise obligated with, the Borrower, any subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

          (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

          (vi) any other act or omission to act or delay of any kind of the Issuing Bank, any Lender, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

     Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank.

     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the applicable Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

     (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.

     (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 30 days' prior written notice to the Administrative Agent, the Lenders and the Borrower. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders representing greater than 50% of the total L/C Exposure) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the ratable benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders representing greater than 50% of the total L/C Exposure), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

     (k) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of the Agreement. Any Lender designated as an issuing bank pursuant to this paragraph shall be deemed to be an "Issuing Bank" (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.

                                  ARTICLE III.

                         Representations and Warranties

     Each of Holdings and the Borrower jointly and severally represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that after giving effect to the Transactions:

     SECTION 3.01 Organization; Powers. Holdings, the Borrower and each of the Subsidiaries (a) is duly organized or formed, validly existing and in good standing (to the extent applicable in such jurisdiction) under the laws of the jurisdiction of its organization or formation, (b) has all requisite power and authority, and the legal right, to own and operate its property and assets, to lease the property it operates as lessee and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing (to the


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

extent applicable in such jurisdiction) in, every jurisdiction where such qualification is required, except where the failure to so qualify in a jurisdiction (other than its jurisdiction of incorporation) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (d) has the power and authority, and the legal right, to execute, deliver and perform its obligations under this Agreement, each of the other Loan Documents, the Acquisition Documentation and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party, including, in the case of the Borrower, to borrow hereunder, in the case of each Loan Party, to grant the Liens contemplated to be granted by it under the Security Documents and, in the case of Holdings and each Subsidiary Guarantor, to Guarantee the Obligations as contemplated by the Guarantee and Collateral Agreement or any other Loan Documents to which it is a party.

     SECTION 3.02 Authorization; No Conflicts. The Transactions (a) have been duly authorized by all requisite corporate, partnership, public limited liability company or limited liability company and, if required, stockholder, shareholder, partner or member action on behalf of the Loan Parties and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the memorandum or articles of association, certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrower or any Subsidiary, (B) any order of any Governmental Authority or arbitrator applicable to Holdings, the Borrower or any Subsidiary or (C) any provision of any indenture, agreement or other instrument to which Holdings, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, except to the extent that such violation of clauses (A), (B) or (C) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, except to the extent that such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary, other than Liens created under the Security Documents and liens permitted by Section 6.02 hereof.

     SECTION 3.03 Enforceability. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, court protection, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.04 Governmental Approvals. No action, consent or approval of, registration or filing with, Permit from, notice to, or any other action by, any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of UCC financing statements, filings with the United States Patent and Trademark Office and the United States Copyright Office, and other recordings and filings in connection with the Liens granted to the Collateral Agent under the Security Documents, (b) recordation of the Mortgages,


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

if any, and (c) such as have been made or obtained and are in full force and effect or which will be made or obtained by the time required by law (including the Perfection Requirements).

     SECTION 3.05 Financial Statements. (a) Holdings has heretofore furnished to the Lenders its consolidated balance sheets and statements of income, stockholder's equity and cash flows as of and for the fiscal years ended January 31, 2004, January 31, 2005, January 31, 2006 and January 31, 2007, in each case audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Holdings and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

     (b) Holdings and the Borrower have heretofore furnished to the Lenders the consolidated balance sheets and statements of income, stockholder's equity and cash flows for the Target as of and for the fiscal year years ended December 31, 2004, December 31, 2005 and December 31, 2006, in each case audited by and accompanied by the opinion of PricewaterhouseCoopers, LLP, independent public accountants. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Target as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Target as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis and were prepared in accordance with Regulations S-X under the Securities Act of 1933, as amended.

     SECTION 3.06 No Material Adverse Change. No event, change or condition has occurred since January 31, 2007 that has caused, or could reasonably be expected to cause, a Material Adverse Effect.

     SECTION 3.07 Title to Properties; Possession Under Leases. (a) Each of Holdings, the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Real Property), except for minor defects in title with respect to any owned Real Property that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. Each parcel of owned Real Property is free from material structural defects and all building systems contained therein are in good working order and condition, ordinary wear and tear excepted, suitable for the purposes for which they are currently being used. Each parcel of Real Property and the current use thereof complies with all applicable laws (including building and zoning ordinances and codes) and with all insurance requirements except where such non-compliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (b) Each of Holdings, the Borrower and the Subsidiaries, and, to the knowledge of the Borrower, each other party thereto, has complied with all obligations under all material leases to which it is a party in all material respects and all such leases are legal, valid, binding and in full force and effect and are enforceable in all material respects in accordance with their terms. Each of Holdings, the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases. No landlord Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, in each case with respect to any overdue lease payment in excess of $500,000 in the aggregate under any material lease. None of the owned Real Property is subject to any lease, sublease, license or other agreement granting to any person (other than Holdings, the Borrower and their Affiliates) any right to the use, occupancy, possession or enjoyment of the owned Real Property or any portion thereof, except for easements or similar rights which do not materially detract from the value of the property subject thereto. The Borrower has made available to the Administrative Agent true, complete and correct copies of all material leases (whether as landlord or tenant) of Real Property.

     (c) None of Holdings, the Borrower or any of the Subsidiaries has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Real Properties in any material respect or any sale or disposition thereof in lieu of condemnation.

     (d) None of Holdings, the Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right or statutory or legal order to sell, assign or otherwise dispose of any owned Real Property or any interest therein.

     SECTION 3.08 Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries, including each Subsidiary's exact legal name (as reflected in such Subsidiary's certificate or articles of incorporation or other constitutive documents) and jurisdiction of incorporation or formation and the percentage ownership interest of Holdings or the Borrower (direct or indirect) therein, and identifies each Subsidiary that is Loan Party. The shares of capital stock or other Equity Interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by Holdings or the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents).

     SECTION 3.09 Litigation; Compliance with Laws. (a) There are no actions, suits or proceedings at law or in equity or by or before any arbitrator or Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings, the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) except as set forth on
Schedule 3.09, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     (c) None of Holdings, the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any


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building permits) or any restrictions of record or agreements affecting the
Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.10 Agreements. (a) None of Holdings, the Borrower or any of the Subsidiaries is a party to any agreement or instrument, or subject to any corporate restriction, that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (b) None of Holdings, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound where such default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.11 Federal Reserve Regulations. (a) None of Holdings, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

     (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for purchasing or carrying Margin Stock or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T. No Indebtedness being reduced or retired out of the proceeds of any Loans or Letters of Credit was or will be incurred for the purpose of purchasing or carrying any Margin Stock. Following the application of the proceeds of the Loans and the Letters of Credit, Margin Stock will not constitute more than 25% of the value of the assets of Holdings, the Borrower and the Subsidiaries. None of the transactions contemplated by this Agreement will violate or result in the violation of any of the provisions of the Regulations of the Board, including Regulation T, U or X. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

     SECTION 3.12 Investment Company Act. None of Holdings, the Borrower or any of the Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

     SECTION 3.13 Use of Proceeds. The Borrower will use the proceeds of the Term Loans solely (a) to pay the Acquisition Consideration and (b) to pay fees and expenses related to the Transactions. The Borrower will use the proceeds of the Revolving Loans and the Swingline Loans solely for general corporate purposes, including Permitted Acquisitions. The Borrower will request the issuance of Letters of Credit solely to support payment obligations incurred in the ordinary course of business by the Borrower and the Subsidiary Guarantors.


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     SECTION 3.14 Tax Returns. Except as set forth on Schedule 3.14, (a) each of
Holdings, the Borrower and each of the Subsidiaries has timely filed or timely caused to be filed all Federal (and foreign national equivalent) and all material state, provincial and local income tax and other material tax returns or materials required to have been filed by it and all such tax returns are correct and complete in all material respects, (b) each of Holdings, the Borrower and each of the Subsidiaries has timely paid or timely caused to be paid all material Taxes due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves to the extent required by GAAP and (c) to the knowledge of Holdings, the Borrower and each of the Subsidiaries, no claim is being asserted, with respect to any Tax in a material amount. Each of Holdings, the Borrower and each of the Subsidiaries has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. No Tax Lien has been filed with respect to any Tax in a material amount.

     SECTION 3.15 No Material Misstatements; Acquisition Documentation.

     (a) None of (i) the Confidential Information Memorandum or (ii) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of Holdings, the Borrower or any Subsidiary to the Arranger, the Administrative Agent or any Lender for use in connection with the transactions contemplated by the Loan Documents or in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Holdings and the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

     (b) As of the Closing Date, the representations and warranties of the applicable Loan Parties and their Affiliates set forth in the Acquisition Documentation are true and correct in all material respects.

     SECTION 3.16 Employee Benefit Plans.

     (a) Each of the Borrower and Holdings and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Tax Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The accumulated benefit obligation (as defined for purposes of Statement of Financial Accounting Standards No. 87) under each Benefit Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the last annual valuation date applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of such Benefit Plan, and the present value of all accumulated benefit obligations of all underfunded Benefit Plans (based on the assumptions used for purposes of Statement of


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

Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Benefit Plans. For purposes of this
Section 3.16, a Benefit Plan is underfunded if the accumulated benefit obligation of such Benefit Plan, as of the last annual valuation date applicable thereto (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), is greater than the fair market value of the assets of such Benefit Plan.

     (b) There are no liabilities associated with or arising from the UK Guarantor or any other Foreign Subsidiary participating in, providing, or contributing to, either currently or in the past, or ceasing to provide or contribute to, or in respect of, any scheme or arrangement for the provision of any pension, superannuation, retirement (including on early retirement) or death benefits (including in the form of a lump sum) (the benefits together referred to as "Pension Benefits") or providing, or being obligated to provide or failing to provide any Pension Benefits, which are not fully funded, insured or provided for on a generally accepted basis either through a separate trust, insurance policy or as an accrual or provision in the accounts of the relevant Foreign Subsidiary.

     SECTION 3.17 Environmental Matters. (a) Except as set forth in Schedule
3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any of the Subsidiaries:

          (i) has failed to comply with any Environmental Law or to take, in a timely manner, all actions necessary to obtain, maintain, renew and comply with any Environmental Permit, and all such Environmental Permits are in full force and effect and not subject to any administrative or judicial appeal;

          (ii) has become a party to any governmental, administrative or judicial proceeding or possesses knowledge of any such proceeding that has been threatened under Environmental Law;

          (iii) has received notice of, become subject to, or is aware of any facts or circumstances that could reasonably be expected to form the basis for, any Environmental Liability other than those which have been fully and finally resolved and for which no obligations remain outstanding;

          (iv) possesses knowledge that any Mortgaged Property (A) is subject to any Lien, restriction on ownership, occupancy, use or transferability imposed pursuant to Environmental Law or (B) contains or previously contained Hazardous Materials of a form or type or in a quantity or location that could reasonably be expected to result in any Environmental Liability;

          (v) possess knowledge that there has been a Release or threat of Release of Hazardous Materials at or from the Mortgaged Properties (or from any facilities or other properties formerly owned, leased or operated by Holdings, the Borrower or any of the


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

     Subsidiaries) in violation of, or in amounts or in a manner that could reasonably be expected to give rise to liability under, any Environmental Law;

          (vi) has generated, treated, stored, transported, or Released Hazardous Materials from the Mortgaged Properties (or from any facilities or other properties formerly owned, leased or operated by Holdings, the Borrower or any of the Subsidiaries) in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law;

          (vii) is aware of any facts, circumstances, conditions or occurrences in respect of any of the facilities and properties owned, leased or operated that could reasonably be expected to (A) form the basis of any action, suit, claim or other judicial or administrative proceeding relating to liability under or noncompliance with Environmental Law on the part of Holdings, the Borrower or any of the Subsidiaries or (B) or interfere with or prevent continued compliance with Environmental Laws by Holdings, the Borrower or the Subsidiaries; or

          (viii) has pursuant to any order, decree, judgment or agreement by which it is bound or has assumed the Environmental Liability for any person.

     (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.18 Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by or on behalf of Holdings, the Borrower and the Subsidiaries as of the Closing Date. As of the Closing Date, such insurance is in full force and effect and all premiums have been duly paid. Holdings, the Borrower and the Subsidiaries are insured by financially sound and reputable insurers and such insurance is in such amounts and covering such risks and liabilities as are in accordance with normal and prudent industry practice. None of Holdings, the Borrower or any of the Subsidiaries (a) has received notice from any insurer (or any agent thereof) that substantial capital improvements or other substantial expenditures will have to be made in order to continue such insurance or (b) has any reason to believe that it will not be able to renew its existing coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a substantially similar cost.

     SECTION 3.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral of the US Grantors (as defined therein) described therein and proceeds thereof, to the extent that a security interest can be created in such property (except that no such representation or warranty is made with respect to the perfection of security interests under the laws of any non-U.S. jurisdiction that are granted under the Guarantee and Collateral Agreement) and (i) in the case of the Pledged Collateral, upon the earlier of
(A) when such Pledged Collateral is delivered to the Collateral Agent and (B) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a) and (ii) in the case of all other Collateral described therein (other than Intellectual Property Collateral), when financing statements in appropriate form are filed in


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

the offices specified on Schedule 3.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the US Grantors (as defined therein) in such Collateral and proceeds thereof to the extent that a security interest can be created in such Collateral and perfected by filing, as security for the Obligations, in each case prior and superior to the rights of any other person (except, in the case of all Collateral other than Pledged Collateral, with respect to Liens expressly permitted by Section 6.02).

     (b) Each Intellectual Property Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Intellectual Property Collateral of the Domestic Subsidiaries party thereto described therein and proceeds thereof, to the extent a security interest can be created in such property (except that no representation or warranty is made in respect of any Intellectual Property Security Agreement executed by Borrower or any Domestic Subsidiary with respect to the perfection of security interests under the laws of any non-U.S. jurisdiction). When each Intellectual Property Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, together with financing statements in appropriate form filed in the offices specified in Schedule 3.19(a), such Intellectual Property Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Domestic Subsidiaries parties thereto in the Intellectual Property Collateral and proceeds thereof to the extent that a security interest can be created in such property, as security for the Obligations, in each case prior and superior in right to any other person (except with respect to Liens expressly permitted by Section 6.02) (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof).

     (c) Each of the UK Security Documents is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on, and security interest in, all of the relevant Loan Parties' right, title and interest in and to the Collateral described therein and proceeds thereof, and when the UK Security Documents are filed with Companies House in the United Kingdom, each such UK Security Document shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereto in such Collateral and proceeds thereof, as security for the Obligations to the extent such a security interest can be created in such Collateral and perfected by filing as security for the Obligations, in each case prior and superior to the rights of any other person (except with respect to Liens expressly permitted by Section 6.02).

     (d) The Canadian Security Agreement is effective to create in favour of the Collateral Agent, for the rateable benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral of the Canadian Guarantor and the proceeds thereof, to the extent that a security interest can be created in such property (except that no representation or warranty is made with respect to the perfection of security interests under the laws of any non-Canadian jurisdiction that are granted under the Canadian Security Agreement) and (i) in the case of the Pledged Collateral (as defined in the Canadian Security Agreement), upon the earlier of (A) when such Pledged Collateral is delivered to the Collateral Agent and (B) when financing statements in appropriate form are filed in the offices specified in Schedule 3.19(a) and (ii) in the


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case of all other Collateral described therein (other than Intellectual Property
Collateral), when the financing statements in appropriate form are filed in the offices specified in Schedule 3.19(a), the Canadian Security Agreement shall constitute a fully perfected Lien on, and security interest in all right, title and interest of the Canadian Guarantor in such Collateral and the proceeds thereof to the extent that a security interest can be created in such Collateral and perfected by filing, as security for the Obligations, in each case prior to and superior to the rights of any other person (except, in the case of all Collateral other than the Pledged Collateral, with respect to Liens expressly permitted by Section 6.02). When the Confirmation of Security Interest in Intellectual Property in the form attached as Schedule D to the Canadian
Security Agreement is filed in the Canadian Intellectual Property Office together with financing statements in appropriate form filed in the offices specified in Schedule 3.19(a), the Canadian Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Canadian Guarantor in the Intellectual Property Collateral and proceeds thereof to the extent that a security interest can be created in such property, as security for the Obligations, in each case prior and superior in right to any other person (except with respect to Liens expressly permitted by Section 6.02) (it being understood that subsequent recordings in the Canadian Intellectual Property Office may be necessary to perfect a lien on registered trademarks, trademark applications, patents, patent applications and copyrights acquired by the Canadian Guarantor after the date hereof).

     SECTION 3.20 Location of Real Property. Schedule 3.20 lists completely and correctly as of the Closing Date all Real Property and the addresses thereof, indicating for each parcel whether it is owned or leased, including in the case of leased Real Property for Holdings and the Borrower, the landlord name, lease date and lease expiration date. Holdings, the Borrower and the Subsidiaries own in fee or have valid leasehold interests in, as the case may be, all the real property set forth on Schedule 3.20.

     SECTION 3.21 Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. The hours worked by and payments made to employees of the Holdings, the Borrower and the Subsidiaries have not been in violation, to the extent applicable, of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary consistent with applicable law in all material respects. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound.

     SECTION 3.22 Liens. There are no Liens of any nature whatsoever on any of the properties or assets of Holdings, the Borrower or any of the Subsidiaries (other than Liens expressly permitted by Section 6.02).

     SECTION 3.23 Intellectual Property. Each of Holdings, the Borrower and each of the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and


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other intellectual property used in its business, and the use thereof by
Holdings, the Borrower and the Subsidiaries does not infringe upon the rights of any other person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.24 Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan (or other extension of credit hereunder) and after giving effect to the application of the proceeds of each Loan (or other extension of credit hereunder), (a) the fair value of the assets of the Borrower (individually) and Holdings and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower (individually) and Holdings and its Subsidiaries on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of the Borrower (individually) and Holdings and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Borrower (individually) and Holdings and its Subsidiaries on a consolidated basis will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (d) Borrower (individually) and Holdings and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date; and (e) with respect to any person incorporated in England and Wales only, such a person is not "unable to pay its debts". In this context, "unable to pay its debts" means that there are no grounds on which such person would be deemed unable to pay its debts (as defined in Section 123(1) of the Insolvency Act 1986 of England Wales (as amended by the Enterprise Act 2002 of England and Wales) on the basis that the words "proved to the satisfaction of the court" are deemed omitted from sections 123(1)(e) and 123(2) of that Act) or on which a court would be satisfied that the value of such Person's assets is less than the amount of its liabilities, taking into account its contingent and prospective liabilities (as such term would be construed for the purposes of Section 123(2) of the Insolvency Act 1986 of England and Wales (as amended by the Enterprise Act 2002 of England and Wales)). The amount of contingent or unliquidated liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability. In respect of Holdings and those of its Irish Subsidiaries that are party to any Loan Document, (i) the conclusions by its respective board of directors as to the commercial justification for the execution by it of each Loan Document to which it is a party was reached in good faith for its benefit and (ii) each such Loan Party is and was at the time of entering into, and performing its obligations under, each Loan Document (and at the time of the approval thereof) able to pay its debts as they fall due and will not, as a consequence of entering into, and performing its obligations under, any Loan Document, become unable to pay its debts as they fall due (in each case, within the meaning of each of section 214 of the Companies Act 1963 of Ireland and section 2(3) of the Companies (Amendment) Act 1990 of Ireland (as amended).

     SECTION 3.25 Acquisition Documentation. The Acquisition Documentation listed on Schedule 3.25 constitutes all of the material agreements, instruments and undertakings to which Holdings, the Borrower or any of the Subsidiaries is bound or by which any of their


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

respective property or assets is bound or affected relating to, or arising out of, the Acquisition. As of the Closing Date, none of such material agreements, instruments or undertakings has been amended, supplemented or otherwise modified, and all such material agreements, instruments and undertakings are in full force and effect. No party to any of the Acquisition Documentation is in default thereunder as of the Closing Date and no party thereto has the right to terminate any of the Acquisition Documentation.

     SECTION 3.26 Permits. (a) Except to the extent it would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(a) Each Loan Party has obtained and holds all Permits required in respect of all Real Property and for any other property otherwise operated by or on behalf of, or for the benefit of, such person and for the operation of each of its businesses as presently conducted and as proposed to be conducted, (b) all such Permits are in full force and effect, and each Loan Party has performed and observed all requirements of such Permits, (c) no event has occurred that allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (d) no such Permits contain any restrictions, either individually or in the aggregate, that are burdensome to any Loan Party, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such person, (e) each Loan Party reasonably believes that each of its Permits will be timely renewed and complied with, without expense, and that any additional Permits that may be required of such Person will be timely obtained and complied with, without expense and (f) neither Holdings nor the Borrower has knowledge or reason to believe that any Governmental Authority is considering limiting, suspending, revoking or renewing on burdensome terms any such Permit.

     SECTION 3.27 Anti-Terrorism Laws.(a) None of Holdings, the Borrower or any of the Subsidiaries are in violation of any laws relating to terrorism or money laundering ("Anti-Terrorism Laws"), including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001 (the "Executive Order"), and the Patriot Act.

     (b) None of Holdings, the Borrower or any of the Subsidiaries acting or benefiting in any capacity in connection with the Loans are any of the following:

          (i) A person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

          (ii) A person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

          (iii) A person or entity with which any of the Lenders are prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

          (iv) A person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

          (v) A person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department


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     Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list.

     (c) None of Holdings, the Borrower or any of the Subsidiaries acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clause (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

     SECTION 3.28 UK Pensions. Neither the UK Guarantor nor any other Subsidiary incorporated in England and Wales has ever participated in a UK defined benefit pension plan or been associated or connected with the employer in relation to a UK defined benefit pension plan.

     SECTION 3.29 UK Financial Assistance. Neither the execution, delivery and the performance of any of the Loan Documents nor the incurrence of any obligations or liabilities thereunder by UK Guarantor constitutes or will constitute unlawful financial assistance for the purposes of sections 151 to 158 (inclusive) of the United Kingdom Companies Act of 1985 (as amended or otherwise re-enacted from time to time).

                                   ARTICLE IV.

                              Conditions of Lending

     The obligations of the Lenders to make Loans and the obligations of the Issuing Bank to issue Letters of Credit are subject to the satisfaction of the following conditions:

     SECTION 4.01 All Credit Events. On the date of each Borrowing, including each Borrowing of a Swingline Loan, and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a "Credit Event"):

          (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by
     Section 2.22(b).

          (b) The representations and warranties set forth in each Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.


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          (c) At the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

     Each Credit Event shall be deemed to constitute a joint and several representation and warranty by each of Holdings and the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this
Section 4.01.

     SECTION 4.02 First Credit Event. On the Closing Date:

          (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of (i) Wilmer, Cutler, Pickering, Hale and Dorr LLP, counsel for Holdings, the Borrower and the Domestic Subsidiaries, substantially to the effect set forth in Exhibit I, and (ii) each special and local counsel to Holdings, the Borrower and the Subsidiaries as the Administrative Agent may reasonably request, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Issuing Bank, the Arranger and the Lenders and (C) covering such matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request and which are customary for transactions of the type contemplated herein, and Holdings, the Borrower and the Subsidiaries hereby request such counsel to deliver such opinions.

          (b) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or other formation documents, including all amendments thereto, of each Loan Party, certified (to the extent available in any non-U.S. jurisdiction) as of a recent date by the Secretary of State of the state of its organization (or similar Governmental Authority in any foreign jurisdiction with respect to any Loan Party organized outside the United States), and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or similar Governmental Authority in any foreign jurisdiction with respect to any Loan Party organized outside the United States); (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or similar governing documentation) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,
     (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or similar governing body of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party, in the case of the Borrower, the borrowings hereunder, in the case of each Loan Party, the granting of the Liens contemplated to be granted by it under the Security Documents and, in the case of each Guarantor, the Guaranteeing of the Obligations as contemplated by the Guarantee and Collateral Agreement and other Loan Documents, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other formation documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and
     (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency


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     and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Administrative Agent, the Issuing Bank or the Lenders may reasonably request.

          (c) The Administrative Agent shall have been paid for the account of the agents and the Lenders, as applicable, all Fees (including reasonable fees and expenses of counsel) due and payable on or before the Closing Date (including all such fees described in the Fee Letter).

          (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs
     (b) and (c) of Section 4.01.

          (e) The Administrative Agent shall have received evidence that satisfactory insurance, customarily obtained by companies engaged in businesses similar in type to that engaged in by Holdings, the Borrower and the Target, has been procured (together with a customary insurance broker's letter), as further detailed in Section 5.02.

          (f) The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each of Holdings and the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each of the Borrower and each Subsidiary Guarantor that is a Domestic Subsidiary, (iii) the Intellectual Property Security Agreements, executed and delivered by a duly authorized officer of each Loan Party thereto, (iv) if requested by any Lender pursuant to Section 2.04, a promissory note or notes conforming to the requirements of such Section and executed and delivered by a duly authorized officer of the Borrower, (v) a Lender Addendum executed and delivered by each Lender and accepted by the Borrower and (vi) all other Security Documents executed and delivered by a duly authorized officer of each other Loan Party party thereto.

          (g) The Collateral Agent, for the ratable benefit of the Secured Parties, shall have been granted on the Closing Date first priority perfected Liens on the Collateral (subject, in the case of all Collateral other than Pledged Collateral, only to Liens expressly permitted by Section 6.02) and customary Guarantees from the Guarantors and shall have received such other reports, documents and agreements as the Collateral Agent shall reasonably request and which are customarily delivered in connection with security interests in real property assets. The Pledged Collateral and all equity securities of the Borrower and any other applicable subsidiary of Holdings shall have been duly and validly pledged under the applicable Security Documents to the Collateral Agent, for the ratable benefit of the Secured Parties, and certificates representing such Pledged Collateral and equity securities in the Borrower and any other applicable Subsidiary of Holdings, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent or as otherwise required under applicable law.

          (h) The Collateral Agent shall have received a duly executed Perfection Certificate dated on or prior to the Closing Date. The Collateral Agent shall have


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     received the results of a recent Lien and judgment search in each relevant jurisdiction with respect to Holdings, the Borrower and those of the Subsidiaries that shall be Subsidiary Guarantors or shall otherwise have assets that are included in the Collateral, and such search shall reveal no Liens on any of the assets of Holdings, the Borrower or any of such Subsidiaries except, in the case of Collateral other than Pledged Collateral, for Liens expressly permitted by Section 6.02 and except for Liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Collateral Agent.

          (i) The Acquisition and the Acquisition Transactions shall be consummated simultaneously with the initial funding of the Term Loans hereunder in accordance with applicable law and on the terms described in the term sheets to the Commitment Letter; the Purchase Agreement and all other related documentation shall be satisfactory to the Administrative Agent and the Administrative Agent shall be reasonably satisfied with the capitalization, structure and equity ownership of Holdings and the Borrower after giving effect to the Transactions.

          (j) After giving effect to the Transactions and the other transactions contemplated hereby, Holdings and its Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (i) the Loans and other extensions of credit hereunder and (ii) other limited Indebtedness permitted by Section 6.01.

          (k) The Administrative Agent shall have received (i) U.S. GAAP audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Target (prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended) for the fiscal years ending December 31, 2004, December 31, 2005 and December 31, 2006 (and, to the extent available, the related unaudited consolidating financial statements) all audited by independent public accountants of recognized national standing and acceptable to Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Target on a consolidated basis in accordance with GAAP consistently applied and (ii) U.S. GAAP unaudited consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows of the Target for each subsequent fiscal quarter ended 30 days before the Closing Date, in each case under clauses (a) and (b) above which financial statements shall be satisfactory in all respects to the Administrative Agent.

          (l) The Administrative Agent shall have received a certificate from the chief financial officer of Holdings certifying that Holdings, the Borrower and each of the Subsidiary Guarantors on a consolidated basis, after giving effect to the Transactions and the other transactions contemplated hereby, are solvent.

          (m) All material non-governmental third parties shall have approved or consented to the Acquisition and the other transactions contemplated thereby to the extent required by the Purchase Agreement and all material non-governmental third parties shall have approved or consented to the other Transactions, all applicable appeal periods shall


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     have expired and there shall be no litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose materially burdensome conditions on the Transactions or the other transactions contemplated hereby.

          (n) The Administrative Agent shall have received landlord waiver and access agreements from the landlord with respect to each leased Real Property of Borrower listed on Schedule 4.02(n), confirming the nonexistence of any default thereunder and certain other information with respect to such lease, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

                                   ARTICLE V.

                              Affirmative Covenants

     Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, each of Holdings and the Borrower will, and will cause each of the Subsidiaries to:

     SECTION 5.01 Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

     (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names necessary for the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; comply with the terms of, and enforce its rights under, each material lease of real property and each other material agreement so as to not permit any material uncured default on its part to exist thereunder; and at all times maintain and preserve all property necessary for the conduct of such business and keep such property in good repair, working order and condition (ordinary wear and tear exception) in order that the business carried on in connection therewith may be properly conducted at all times; provided however, that nothing in this Section 5.01(b) shall prevent (i) sales of assets, consolidations or mergers by or involving Holdings, the Borrower or any Subsidiaries to the extent permitted under Section 6.05 or
(ii) the abandonment by Holdings, the Borrower or any Subsidiaries of any rights, franchises, licenses and patents that Holdings, the Borrower or any Subsidiaries reasonably determine are not useful to its business.

     SECTION 5.02 Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and


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other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; maintain such other insurance as may be required by law; and maintain such other insurance as otherwise required by the Security Documents (and comply with all covenants in the Security Documents with respect thereto).

     SECTION 5.03 Obligations and Taxes. Pay its Material Indebtedness and other material obligations promptly and in accordance with their terms and pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, may be reasonably expected to give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Holdings, the Borrower or the applicable Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend any collection action of the contested obligation, tax, assessment or charge and enforcement of a Lien. Without prejudice to the foregoing, the Borrower and Holdings shall promptly pay and shall procure that each other subsidiary shall promptly pay all debts which, pursuant to the provisions of sections 98 and/or 285 of the Companies Act 1963 of Ireland or analogous provision of law or by-laws or rules applicable to it, are to be paid in priority to all other debts in the winding up of a company and upon the appointment of a receiver under or the taking of possession of property comprised in a debenture secured by a floating charge; provided, however, that the payment of such debts shall not be required with respect to any such debts so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Holdings, the Borrower or the applicable Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend any collection action with respect to such debts.

     SECTION 5.04 Financial Statements, Reports, etc. In the case of Holdings and the Borrower, furnish to the Administrative Agent or to each Lender:

          (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by Ernst & Young LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;


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          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) [intentionally omitted];

          (d) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of the Financial Officer certifying such statements (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Section 6.11, Section 6.12 and Section 6.13, and, in the case of a certificate delivered with the financial statements required by paragraph (a) above, setting forth the Borrower's calculation of Excess Cash Flow;

          (e) [intentionally omitted];

          (f) within 90 days after the end of each fiscal year of Holdings, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such following fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

          (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

          (h) promptly after the receipt thereof by Holdings, the Borrower or any of the Subsidiaries, a copy of any "management letter" (whether in final or draft form) received by any such person from its certified public accountants and the management's response thereto; and

          (i) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.


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     Documents required to be delivered pursuant to this Section 5.04 may be delivered by electronic mail; provided, that the Borrower shall deliver paper copies of such documents to the Administrative Agent upon request.

     SECTION 5.05 Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of any Loan Party obtains knowledge thereof:

          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any written notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any arbitrator or Governmental Authority, against Holdings, the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect; and

          (c) the occurrence of any ERISA Event, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Borrower and the Subsidiaries in an aggregate amount exceeding $10,000,000; and

          (d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     SECTION 5.06 Information Regarding Collateral. (a) Furnish to each of the Administrative Agent and the Collateral Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. Each of Holdings and the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC, any similar perfection scheme or otherwise and all other actions have been taken that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Each of Holdings and the Borrower also agrees promptly to notify each of the Administrative Agent and the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

     SECTION 5.07 Maintaining Records; Access to Properties and Inspections; Environmental Assessments. (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrower will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the


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properties of Holdings or the Borrower, as the case may be, or any of its
Subsidiaries at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of Holdings or the Borrower, as the case may be, or any of its Subsidiaries with the officers thereof and independent accountants therefor.

     (b) At its election, the Administrative Agent or any Lender may, at its own cost and expense, retain an independent engineer or environmental consultant to conduct an environmental assessment of any Mortgaged Property or facility of any Loan Party. Each of Holdings and the Borrower shall, and shall cause each of the Subsidiaries to, cooperate in the performance of any such environmental assessment and permit any such engineer or consultant designated by the Administrative Agent or such Lender to have full access to each property or facility at reasonable times and after reasonable notice to the Borrower of the plans to conduct such an environmental assessment. Environmental assessments conducted under this paragraph shall be limited to visual inspections of the Mortgaged Property or facility, interviews with representatives of the Loan Parties or facility personnel, and review of applicable records and documents pertaining to the property or facility.

     (c) In the event that the Administrative Agent or any Lender shall have reason to believe that Hazardous Materials have been Released or are threatened to be Released on or from any Mortgaged Property or other facility of Holdings, the Borrower or the Subsidiaries or that any such property or facility is not being operated in compliance with applicable Environmental Law, in each case where such Release or non-compliance with applicable Environmental Law could reasonable be expected to, individually or in the aggregate, result in liabilities to the Loan Parties in excess of $10,000,000, the Administrative Agent may, at its election and after reasonable notice to the Borrower, retain an independent engineer or other qualified environmental consultant to evaluate whether Hazardous Materials are present in the soil, groundwater, or surface water at such Mortgaged Property or facility or whether the facilities or properties are being operated and maintained in compliance with applicable Environmental Laws. Such environmental assessments may include detailed visual inspections of the Mortgaged Property or facility, including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and groundwater samples as well as such other reasonable investigations or analyses as are necessary. The scope of any such environmental assessments under this paragraph shall be determined in the reasonable discretion of the Administrative Agent. Each of Holdings and the Borrower shall, and shall cause each of the Subsidiaries to, cooperate in the performance of any such environmental assessment and permit any such engineer or consultant designated by the Administrative Agent to have full access to each property or facility at reasonable times and after reasonable notice to the Borrower of the plans to conduct such an environmental assessment. All environmental assessments conducted pursuant to this paragraph shall be at the Borrower's sole cost and expense.

     SECTION 5.08 Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in Section 3.13.

     SECTION 5.09 Additional Collateral, etc. (a) With respect to any
Collateral (other than Real Property) acquired after the Closing Date or, in the case of any material


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Collateral moved after the Closing Date (or for which ownership has been transferred to another Loan Party) by the Borrower or any other Loan Party (other than any Collateral described in paragraphs (b), (c) or (d) of this Section) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a first priority perfected security interest (other than due to prior Liens expressly permitted under Section 6.02), promptly (and, in any event, within 10 days following the date of such acquisition or transfer)
(i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Security Documents or such new Security Documents as the Collateral Agent deems reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Collateral consistent with the provisions hereof and the other Loan Documents and (ii) take all actions reasonably necessary or advisable to grant to, or continue on behalf of, the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Collateral subject to Liens permitted under Section 6.02 hereof, including the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent or the Collateral Agent.

     (b) With respect to any fee interest in any Collateral consisting of Real Property having a value in excess of $500,000 acquired after the Closing Date by the Borrower or any other Loan Party, promptly (and, in any event, within 60 days following the date of such acquisition) (i) execute and deliver a first priority Mortgage (subject to Liens permitted by Section 6.02) in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such Real Property and complying with the provisions herein and in the Security Documents,
(ii) provide the Secured Parties with title and extended coverage insurance in an amount at least equal to the purchase price of such Real Property (or such other amount as the Administrative Agent shall reasonably specify), together with such endorsements as are reasonably required by the Administrative Agent and the Collateral Agent and are obtainable in the jurisdiction in which such Real Property in located, as well as a current ALTA survey thereof and flood insurance, if applicable, all in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, and only to the extent it is customary to receive or obtain the foregoing in connection with a Mortgage in such jurisdiction, (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the matters described above, and only to the extent it is customary to receive or obtain the foregoing in connection with a Mortgage in such jurisdiction, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent and
(iv) deliver to the Administrative Agent a notice identifying, and upon the Administrative Agent's request, provide a copy of, the consultant's reports, environmental site assessments or other documents relied upon by the Borrower or any other Loan Party, if any, to determine that any such real property included in such Collateral does not contain Hazardous Materials of a form or type or in a quantity or location that could reasonably be expected to result in a material Environmental Liability.

     (c) With respect to any Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary at any time after the Closing Date) by Holdings, the Borrower or any of the Subsidiaries, promptly (and, in any event, within 10 days following such creation or the date of such acquisition) (i) execute and


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deliver to the Administrative Agent and the Collateral Agent such amendments to the existing Security Documents or enter into new Security Documents as the Administrative Agent or the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a valid, perfected first priority security interest the Equity Interests in such new Subsidiary that are owned by Holdings, the Borrower or any of the Subsidiaries,
(ii) deliver to the Collateral Agent the certificates, if any, representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the existing Security Documents or enter into the new Security Documents (and provide Guarantees of the Obligations) and (B) to take such actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Collateral described in the Security Documents with respect to such new Subsidiary, including the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, the Intellectual Property Security Agreement or by law or as may be requested by the Administrative Agent or the Collateral Agent, only to the extent it is customary to receive or obtain the foregoing in such jurisdiction and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the matters described above, only to the extent it is customary to receive or obtain the foregoing in such jurisdiction, which opinions, if required, shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent.

     (d) [intentionally omitted]

     SECTION 5.10 Further Assurances. From time to time duly authorize, execute and deliver, or cause to be duly authorized, executed and delivered, such additional instruments, certificates, financing statements, agreements or documents, and take all such actions (including filing UCC and other financing statements), as the Administrative Agent or the Collateral Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent, the Collateral Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by Holdings, the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, each of Holdings and the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may be required to obtain from Holdings, the Borrower or any of the Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

     SECTION 5.11 Interest Rate Protection. The Borrower shall ensure that for at least two years following the Closing Date no less than 50% of the Borrower's long-term Indebtedness effectively bears interest at a fixed rate, either by its terms or through the Borrower


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

entering into, as promptly as practicable (and in any event no later than the 180th day after the Closing Date), Hedging Agreements acceptable to the Administrative Agent.

     SECTION 5.12 Maintenance of Ratings. The Borrower will at all times use commercially reasonable efforts to maintain a rating of the Facilities and corporate rating for the Borrower, in each case issued by Moody's Investors Services, Inc. and Standard & Poor's Ratings Services.

     SECTION 5.13 Centre of Main Interest. In the case of the UK Guarantor, for the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "Regulation"), maintain its centre of main interest (as that term is used in Article 3(1) of the Regulation) in England and Wales and ensure that it has no "establishment" (as that term is used in Article 2(h) of the Regulations) in any other jurisdiction.

     SECTION 5.14 UK Data Protection. In the case of the UK Guarantor, comply with the UK Data Protection Act 1998 and/or any analogous law.

                                  ARTICLE VI.

                               Negative Covenants

     Each of Holdings and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, neither Holdings nor the Borrower will, nor will it cause or permit any of the Subsidiaries to:

     SECTION 6.01 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness existing on the date hereof and set forth in Schedule
     6.01 and any Permitted Refinancing Indebtedness in respect of any such Indebtedness;

          (b) Indebtedness created hereunder and under the other Loan Documents;

          (c) unsecured intercompany Indebtedness of Holdings, the Borrower and the Subsidiaries to the extent permitted by Section 6.04(a) so long as such Indebtedness is, in the case of borrowed money, subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

          (d) Capital Lease Obligations, Synthetic Lease Obligations and obligations in connection with purchase money financing in an aggregate principal amount of all Indebtedness incurred pursuant to this Section 6.01(d), not exceeding $5,000,000 at any time outstanding;

          (e) Indebtedness of any person that becomes a Subsidiary in connection with a Permitted Acquisition after the date hereof (and any Permitted Refinancing


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

     Indebtedness in respect of any such Indebtedness); provided that (i) such Indebtedness exists at the time such person becomes a Subsidiary and is not created in contemplation of or in connection with such person becoming a Subsidiary, (ii) immediately before and after such person becomes a Subsidiary, no Default or Event of Default shall have occurred and be continuing and (iii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(e) shall not exceed $5,000,000 at any time outstanding;

          (f) Indebtedness under performance bonds or with respect to workers' compensation claims, in each case incurred in the ordinary course of business;

          (g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is promptly covered by Holdings, the Borrower or any Subsidiary;

          (h) Indebtedness under Hedging Agreements required by Section 5.11;

          (i) Guarantees of Indebtedness under this Section 6.01, subject to restrictions on recourse under Section 6.01(k) below;

          (j) Indebtedness under foreign exchange contracts incurred in the ordinary course of business;

          (k) Indebtedness incurred by Foreign Subsidiaries that are not Loan Parties to any Persons (other than to Holdings or any Subsidiary); provided that recourse for any such Indebtedness shall only be against such Foreign Subsidiaries and the aggregate amount of such Indebtedness shall not exceed $2,500,000 in the aggregate at any time outstanding for all such Foreign Subsidiaries; and

          (l) other unsecured Indebtedness of Holdings, the Borrower or the Subsidiaries in an aggregate principal amount not exceeding $5,000,000 at any time outstanding.

     SECTION 6.02 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

          (a) Liens on property or assets of Holdings, the Borrower and the Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and refinancings, extensions, renewals and replacements thereof permitted hereunder;

          (b) any Lien created under the Loan Documents;

          (c) any Lien existing on any property or asset prior to the acquisition thereof by Holdings, the Borrower, or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of Holdings, the Borrower or any Subsidiary and (iii) such Liens secure Indebtedness permitted by Section 6.01(e);

          (d) Liens for Taxes not yet due or which are being contested in compliance with Section 5.03;

          (e) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by operation of law, such as carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with
     Section 5.03;

          (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

          (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower, Holdings or any of the Subsidiaries or the ability of the Borrower, Holdings or any of the Subsidiaries to utilize such property for its intended purpose or prejudice the Liens under the Security Documents;

          (i) purchase money security interests (including Liens arising from precautionary UCC financing statements covering assets subject to a Capital Lease Obligation) in real property, improvements thereto or other fixed or capital assets hereafter acquired (or, in the case of improvements, constructed) by Holdings, the Borrower, or any Subsidiary and all products, accessions, improvements and proceeds thereof; provided that (i) such security interests secure Indebtedness permitted by Section 6.01(d), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 180 days after such acquisition (or construction) and
     (iii) such security interests do not apply to any other property or assets of Holdings, the Borrower or any Subsidiary;

          (j) judgment Liens securing judgments not constituting an Event of Default under Article VII;

          (k) any interest or title of a lessor, sublessor, licensee, licensor or sublicensor under any lease or license entered into by Holdings, the Borrower or any of its Subsidiaries in the ordinary course of business or in connection with intellectual property transferred between Loan Parties and covering only the assets so leased or licensed;


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

          (l) Liens on cash deposits and other funds maintained with a depository institution, in each case arising in the ordinary course of business by virtue of any statutory or common law provision relating to banker's liens; and

          (m) other Liens not otherwise permitted by the foregoing paragraphs
     (a) through (l) to the extent attaching to properties and assets with an aggregate fair value at the time of attachment not in excess of, and securing liabilities not in excess of, $3,000,000 in the aggregate at any time outstanding.

     SECTION 6.03 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations, Synthetic Lease Obligations or Liens arising in connection therewith are permitted by
Section 6.01 and Section 6.02, as applicable.

     SECTION 6.04 Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances or capital contributions to, or make or permit to exist any investment or any other interest in, any other person (all of the foregoing, "Investments"), except:

          (a) (i) Investments by Holdings, the Borrower and the Subsidiaries existing on the date hereof in or to Holdings, Borrower and the Subsidiaries and (ii) additional Investments by Holdings, the Borrower and the Subsidiaries in or to Holdings, the Borrower and the Subsidiaries; provided that (A) any such Investment in Equity Interests held by a Loan Party shall be pledged pursuant to the Security Documents (excluding any Equity Interests in any Excluded Foreign Subsidiary and Equity Interests in Holdings), (B) the aggregate amount of Investments after the date hereof by Loan Parties in Subsidiaries that are not Subsidiary Guarantors shall not exceed $10,000,000 in cash or tangible property at any time outstanding (net of any repayment or return of funds) and (C) if such Investment shall be in the form of a loan or advance, such loan or advance made to any Loan Party shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement and, if such loan or advance shall be made by a Loan Party and is evidenced by a promissory note, such promissory note shall be pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Security Documents;

          (b) Permitted Investments;

          (c) Investments received in connection with the bankruptcy, insolvency, court protection or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (d) the Borrower, Holdings and the Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000;

          (e) the Acquisition and Permitted Acquisitions;

          (f) Investments existing on the date hereof and set forth on Schedule 6.04;

          (g) extensions of trade credit in the ordinary course of business;

          (h) Investments made as a result of the receipt of non-cash consideration from a sale, transfer or other disposition of any asset in compliance with Section 6.05;

          (i) intercompany loans and advances to Holdings to the extent that the Borrower may pay dividends to Holdings pursuant to Section 6.06 (and in lieu of paying such dividends); provided that such intercompany loans and advances (i) shall be made for the purposes, and shall be subject to all the applicable limitations set forth in, Section 6.06 and (ii) shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

          (j) the Borrower, Holdings and the Subsidiaries may make loans and advances in the ordinary course of business to content providers, royalty partners and subcontractors so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $5,000,000; and

          (k) in addition to Investments permitted by paragraphs (a) through (i) above, additional Investments by the Borrower and the Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (j) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $5,000,000 in the aggregate.

     SECTION 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or liquidate or dissolve, or sell, transfer, lease, issue or otherwise dispose of (in one transaction or in a series of transactions) any assets (whether now owned or hereafter acquired) of Holdings or any Subsidiary, the Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except for (i) the purchase, disposition and sale by Holdings, the Borrower or any Subsidiary of inventory or the licensing of intellectual property in the ordinary course of business, (ii) the sale or discount by Holdings, the Borrower or any Subsidiary in each case without recourse and in the ordinary course of business of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing transaction), (iii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, the sale, transfer, lease, issue or other disposition of any property by (x) any Subsidiary that is not a Loan Party to Holdings or any Subsidiary and (y) any other Loan Party to any other Loan Party; provided, that (A) in the case of clause (y) after giving effect to any such disposition by Borrower, Borrower and the Irish


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

Guarantors retain assets and operations sufficient to contribute at least 70% of consolidated EBITDA for the twelve month period most recently ending and (B) in the case of this clause (iii), the Loan Parties shall have complied with Section 5.09(a) of this Agreement to maintain the Collateral Agent's perfected Lien on any assets transferred to a Loan Party, including, without limitation, ensuring that Collateral Agent has a perfected Lien on any intellectual property that is transferred between or among Loan Parties, (iv) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, the sale, transfer, lease, issue or other disposition of the Non-Core Netg Assets, (v) the sale, transfer, lease or disposition by Holdings or any Subsidiary of any obsolete, surplus, worn out, or no longer useful, property, whether now owned or hereafter acquired, in the ordinary course of business, (vi) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, the sale, transfer, lease, issue or other disposition of any other property by Holdings or any Subsidiary; provided, that (A) such sale, transfer, lease or disposition is for consideration at least 75% of which is cash (and no portion of the remaining consideration shall be in the form of Indebtedness of Holdings, the Borrower or any Subsidiary), (B) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (C) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this clause (vi) shall not exceed $10,000,000 in any fiscal year and (vii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, (x) the merger or consolidation of any wholly owned Subsidiary (other than the Borrower) into or with the Borrower in a transaction in which the Borrower is the surviving corporation, (y) the merger or consolidation of any wholly owned Subsidiary (other than the Borrower) into or with any other wholly owned Subsidiary (other than the Borrower) in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration (provided that if any party to any such transaction is (A) a Loan Party, the surviving entity of such transaction shall be a Loan Party and (B) a Domestic Subsidiary, the surviving entity of such transaction shall be a Domestic Subsidiary) and (z) Permitted Acquisitions by any Loan Party.

     SECTION 6.06 Restricted Payments; Restrictive Agreements. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) any Subsidiary (other than the Borrower) may declare and pay dividends or make other distributions ratably to its equity holders, (ii) Holdings or any Subsidiary may make Restricted Payments to the extent any such Restricted Payment constitutes an Investment permitted under Section 6.04, (iii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, Holdings may make dividends to its shareholders, Holdings may purchase or repurchase Equity Interests in Holdings, and the Borrower may make distributions to Holdings to permit Holdings to make such dividends, purchases and repurchases or make payments to employees of Holdings, the Borrower or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees; provided, that in each case under this clause (iii), (A) any such Restricted Payment shall not be made until the fiscal year commencing February 1, 2008, (B) the aggregate amount of Restricted Payments made under this clause (iii) and clause (v) below combined in any fiscal year shall not


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

exceed an amount equal to the sum of 50% of Excess Cash Flow for the immediately preceding fiscal year (the "Base Amount") (commencing with the fiscal year ending January 31, 2008) plus the unused portion of any Base Amount from prior fiscal years (but not prior to the fiscal year ending January 31, 2008) and (C) no such Restricted Payment shall be made unless, after giving effect thereto, the Leverage Ratio would be no greater than 2.75:1.0 as of the most recently completed fiscal quarter ending prior to the date of such Restricted Payment for which the financial statements and certificates described in Sections 5.04(a) or 5.04(b) and 5.04(d) were required to be delivered, (iv) the Borrower may make Restricted Payments to Holdings (x) in an amount not to exceed, when taken together with the aggregate amount of all loans or advances made pursuant to
Section 6.04(i) for such purpose, $500,000 in any fiscal year to the extent necessary to pay general corporate and overhead expenses incurred by Holdings in the ordinary course of business and (y) in an amount necessary to pay the Tax liabilities of Holdings directly attributable to (or arising as a result of) the operations of the Borrower and the Subsidiaries; provided that (A) the amount of such dividends pursuant to clause (iv) (y) shall not exceed the amount that the Borrower and the Subsidiaries would be required to pay in respect of Federal, State and local Taxes were the Borrower and the Subsidiaries to pay such Taxes as stand-alone taxpayers and (B) all Restricted Payments made to Holdings pursuant to clause (iv) shall be used by Holdings for the purpose specified herein within 20 days of the receipt thereof, and (v) in connection with the Irish Recapitalization, Holdings and its Subsidiaries may engage in the following transactions, in each case in accordance with all applicable laws, including the Companies Act 1990 of Ireland and so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom: (A) Holdings and any Subsidiary may purchase, repurchase or redeem Equity Interests in Holdings; provided, that in each case under this (v)(A), (1) any such Restricted Payment shall not be made until the fiscal year commencing February 1, 2008, (2) the aggregate amount Restricted Payments made under this clause (v) and clause (iii) above combined in any fiscal year shall not exceed an amount equal to the sum of 50% of Excess Cash Flow for the immediately preceding fiscal year ("Base Amount") (commencing with the fiscal year ending January 31, 2008) plus the unused portion of any Base Amount from the prior fiscal years (but not prior to the fiscal year ending January 31, 2008) and (3) no such Restricted Payment shall be made unless, after giving effect thereto, the Leverage Ratio would be no greater than 2.75:1.0 as of the most recently completed fiscal quarter ending prior to the date of such Restricted Payment for which the financial statements and certificates described in Sections 5.04(a) or 5.04(b) and 5.04(d) were required to be delivered, (B) Holdings may cancel any Equity Interests so repurchased or redeemed or hold same as treasury shares, (C) the Borrower or any Subsidiary may relinquish any Equity Interests held by it in Holdings to Holdings for the purpose of such cancellation, and (D) the Borrower and any Subsidiary may declare and/or pay dividends to Holdings to enable Holdings to effect the transactions referred to in clause (v)(A) above to the extent Holdings is permitted to make Restricted Payments under clause (v)(A) above.

     (b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower, Holdings or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan


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

Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Subsidiary that is not a Loan Party by the terms of any Indebtedness of such Subsidiary permitted to be incurred hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and
(E) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

     SECTION 6.07 Transactions with Affiliates. Except for transactions by or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (a) Holdings and its Subsidiaries may sell and license goods to each other on an arm's-length basis in the ordinary course of their business, (b) Holdings, the Borrower or any Subsidiary may engage in any other foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to Holdings, the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (c) Restricted Payments may be made to the extent provided in Section 6.06, (d) assets may be transferred in accordance with Section 6.05(iii) and (e) Holdings and its Subsidiaries may engage in the transactions described in Section 6.06(a)(v) in connection with the Irish Recapitalization.

     SECTION 6.08 Business of Holdings, the Borrower and Subsidiaries; Limitation on Hedging Agreements. (a) With respect to Holdings, the Borrower and the Subsidiaries, engage at any time in any business or business activity other than the business conducted by it as of the date hereof and business activities reasonably incidental thereto and reasonable extensions thereof.

     (b) Enter into any Hedging Agreement other than (i) any such agreement or arrangement entered into in the ordinary course of business and consistent with prudent business practice to hedge or mitigate risks to which Holdings, the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities or (ii) any such agreement entered into to hedge against fluctuations in interest rates or currency incurred in the ordinary course of business and consistent with prudent business practice; provided that in each case such agreements or arrangements shall not have been entered into for speculation purposes.

     (c) The Cayman Guarantor shall not engage in any business activities, incur any material obligations (other than pursuant to the Loan Documents), or maintain any material assets (other than as described in the Cayman Security Documents).

     SECTION 6.09 Other Indebtedness and Agreements; Amendments to Acquisition Documentation. (a) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of Holdings, the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the


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

obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to Holdings, the Borrower, any of the Subsidiaries or the Lenders.

     (b) (i) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness, except (A) the payment of the Indebtedness created hereunder, (B) refinancings of Indebtedness permitted by Section 6.01, (C) the payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, and (D) intercompany Indebtedness permitted hereunder unless any payments thereon are prohibited by the Affiliate Subordination Agreement or (ii) pay in cash any amount in respect of any Indebtedness or preferred Equity Interests that may at the obligor's option be paid in kind or in other securities.

     (c) (i) Permit any waiver, supplement, modification, amendment, termination or release of, or fail to enforce strictly the terms and conditions of, any of the indemnities and licenses furnished to Holdings, the Borrower and the Subsidiaries pursuant to the Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Secured Parties with respect thereto or (ii) otherwise permit any waiver, supplement, modification, amendment, termination or release of, or fail to enforce strictly the terms and conditions of, any of the Acquisition Documentation except to the extent that such waiver, supplement, modification, amendment, termination or release or failure to enforce could not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.10 Capital Expenditures. Permit the aggregate amount of Capital Expenditures made by Holdings and the Subsidiaries in any period set forth below to exceed the amount set forth below for such period:

Period                                        Amount
------                                     ------------
Fiscal Year ending January 31, 2008        $13,000,0000
Fiscal Year ending January 31, 2009        $13,000,0000
Fiscal Year ending January 31, 2010        $13,000,0000
Fiscal Year ending January 31, 2011        $13,000,0000
Fiscal Year ending January 31, 2012        $13,000,0000
Fiscal Year ending January 31, 2013
(and each fiscal year ending thereafter)   $13,000,0000

The amount of permitted Capital Expenditures set forth above in respect of any fiscal year commencing with the fiscal year ending on January 31, 2008, shall be increased (but not decreased) by (a) 50% of the amount of unused permitted Capital Expenditures for the immediately preceding fiscal year less (b) an amount equal to unused Capital Expenditures carried forward to such preceding fiscal year.


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

     SECTION 6.11 Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the last day of each fiscal quarter of the Borrower (commencing with the fiscal quarter ending January 31, 2008) to be less than 2.50:1.0.

     SECTION 6.12 Leverage Ratio. Permit the Leverage Ratio as of the last day of each fiscal quarter of the Borrower set forth below to be greater than the ratio set forth opposite such period below:

Period                      Ratio
------                     -------
January 31, 2008           4.0:1.0
April 30, 2008             4.0:1.0
July 31, 2008              4.0:1.0
October 31, 2008           3.5:1.0
January 31, 2009           3.5:1.0
April 30, 2009 (and each
   fiscal quarter ending
   thereafter)             3.0:1.0

     SECTION 6.13 Fiscal Year. With respect to Holdings or the Borrower, change its fiscal year-end to a date other than January 31.

                                  ARTICLE VII.

                                Events of Default

     In case of the happening of any of the following events ("Events of Default"):

     (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the Borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished by a Loan Party in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

     (b) default shall be made by a Loan Party in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

     (c) default shall be made in the payment of any interest on any Loan or L/C Disbursement or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

     (d) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), Section 5.02, Section 5.05 or Section 5.08 or in Article VI;


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

     (e) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days following the earlier of (i) knowledge thereof by a Responsible Officer of a Loan Party and (ii) written notice thereof by the Administrative Agent or Required Lenders to Borrower;

     (f) (i) Holdings, the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

     (g) an involuntary proceeding shall be commenced or taken or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any Material Subsidiary, or their respective debts or of a substantial part of the property or assets of Holdings, the Borrower or a Material Subsidiary, under Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada), in each case as now constituted or hereafter amended, or any other Federal, state, provincial or foreign bankruptcy, insolvency, court protection, liquidation, receivership or similar law, (ii) the appointment of a receiver, trustee, examiner, liquidator, custodian, sequestrator, conservator, monitor or similar official for Holdings, the Borrower or any Material Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or a Material Subsidiary or (iii) the winding-up, court protection, dissolution, reorganization, arrangement or liquidation of Holdings, the Borrower or any Material Subsidiary or a moratorium in suspension of payments on indebtedness; and such proceeding, petition or appointment shall continue undismissed or undischarged for 60 days with respect to the Borrower or any Material Subsidiary or a final order or decree approving or ordering any of the foregoing shall be entered;

     (h) Holdings, the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada), in each case as now constituted or hereafter amended, or any other Federal, state, provincial or foreign bankruptcy, court protection, liquidation, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in
(g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner, liquidator, monitor or similar official for Holdings, the Borrower or any Material Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such


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

proceeding, (v) make a general assignment for the benefit of creditors, or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

     (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (to the extent not covered by third-party insurance) or other outstanding judgments that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect shall be rendered against Holdings, the Borrower, any Subsidiary or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Subsidiary to enforce any such judgment;

     (j) an ERISA Event shall have occurred that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $10,000,000;

     (k) any Security Document for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny that it has any further liability under its Guarantee (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

     (l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected and, with respect to the Secured Parties, first priority (except for Liens permitted in Section 6.02 or such Security Document) Lien on any material portion of the Collateral covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing Equity Interests pledged under the Security Documents;

     (m) there shall have occurred a Change in Control;

     (n) any of the following occurs in respect of the UK Guarantor or other Loan Party incorporated in England and Wales or in Ireland:

          (i) it is, or is deemed for the purposes of any applicable law to be, unable to pay its debts as they fall due (for UK Guarantors, such phrase to have the meaning ascribed to it in paragraph (e) of Section 3.24);

          (ii) it admits its insolvency or its inability to pay its debts as they fall due;

          (iii) it suspends making payments on any of its debts or announces an intention to do so;

          (iv) by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor for the rescheduling or restructuring of any its indebtedness; or

          (v) a moratorium is declared or instituted in respect of any of its indebtedness; if a moratorium occurs in respect of such person, the ending of the moratorium will not remedy any Event of Default caused by the moratorium; or

     (o) any of the following occurs in respect of the UK Guarantor or other Loan Party incorporated in England and Wales or in Ireland:

          (i) any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors;

          (ii) a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for its winding-up, administration, examinership or dissolution or for the seeking of relief under any applicable bankruptcy, insolvency, court protection, company or similar law or any such resolution is passed;

          (iii) any person presents a petition or files documents with a court or any registrar for its winding-up, administration or dissolution or seeking relief under any applicable bankruptcy, insolvency, court protection, company or similar law;

          (iv) an order for its winding-up, administration or dissolution is made or other relief is granted under any applicable bankruptcy, insolvency, court protection, company or similar law;

          (v) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, examiner, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

          (vi) its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, an examiner, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer in respect of it or any of its assets; or

          (vii) enforcement of any Lien over any of its assets;

provided, that paragraph (o) above does not apply to a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within 21 days.

then, and in every such event (other than an event with respect to Holdings or the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event either or both of the following actions may be taken: (i) the Administrative Agent may, and at the request of the Majority Facility Lenders with respect to the Revolving Credit Facility shall, by notice to the Borrower, terminate forthwith the Revolving Credit Commitments and the Swingline Commitment and (ii) the Administrative Agent may, and at the request of the Required Lenders shall, declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the


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

Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, and the Administrative Agent and the Collateral Agent shall have the right to take all or any actions and exercise any remedies available to a secured party under the Security Documents or applicable law or in equity; and in any event with respect to Holdings or the Borrower described in paragraph (g) or (h) above, the Revolving Credit Commitments and the Swingline Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, and the Administrative Agent and the Collateral Agent shall have the right to take all or any actions and exercise any remedies available to a secured party under the Security Documents or applicable law or in equity.

                                 ARTICLE VIII.

                           The Agents and the Arranger

     Each of the Lenders and the Issuing Bank hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents") its agent and authorizes the Agents to take such actions on its behalf, including the execution of the other Loan Documents, and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized by the Lenders to execute any and all documents (including releases and the Security Documents) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

     Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or any of their respective Affiliates as if it were not an Agent hereunder.

     No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing,
(a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent or the Collateral Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as


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

expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries or any of their respective Affiliates that is communicated to or obtained by the bank serving as any Agent or any of its Affiliates in any capacity. The Administrative Agent and the Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Holdings, the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the creation, perfection, or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

     Without prejudice to the foregoing, each Agent, the Lenders and the Issuing Bank hereby acknowledges, agrees and accepts that the Collateral Agent holds Collateral which is the subject of the UK Security Documents as trustee for and on behalf of the Secured Parties in accordance with the terms of the declaration of trust set out in the UK Security Documents and that the terms of its appointment, and such trust, shall be as set out (or referred to) in the relevant UK Security Documents and this Agreement.

     Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for Holdings or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

     Subject to the appointment and acceptance of a successor Agent as provided below, each Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation of the Administrative Agent or the Collateral Agent, the Required


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

Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent. In addition, notwithstanding the effectiveness of a resignation by the Administrative Agent hereunder, (i) the retiring Administrative Agent may, in its sole discretion, continue to provide the services of the Administrative Agent solely with respect to administering, collecting and delivering any payments of principal, interest, fees, premium or other amounts in respect of the Loans and maintaining the books and records relating thereto (such Administrative Agent acting in such capacity, the "Paying Agent"), (ii) the term "Administrative Agent" when used in connection with any such functions shall be deemed to mean such retiring Administrative Agent in its capacity as the Paying Agent and (iii) such retiring Administrative Agent shall, in its capacity as the Paying Agent, continue to be vested with and enjoy all of the rights and benefits of an Administrative Agent.

     Each of the Arranger, the Syndication Agent and the Documentation Agent, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement or any other Loan Document.

     Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Arranger, the Syndication Agent, the Documentation Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, the Arranger, the Syndication Agent, the Documentation Agents or any Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

     To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest


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

and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

                                  ARTICLE IX.

                                  Miscellaneous

     SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section 9.01), notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

          (i) if to Holdings or the Borrower, to it at SkillSoft Corporation, 107 Northern Boulevard, Nashaua, New Hampshire 03062, Attention: Tom McDonald, Chief Financial Officer (Fax No. (603) 324-3210), with a copy to Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attention: Mitchel Appelbaum;

          (ii) if to the Administrative Agent or the Collateral Agent, to Credit Suisse, Eleven Madison Avenue, New York, NY 10010, Attention of Agency Group (Fax No. (212) 325-8304); and

          (iii) if to a Lender, to it at its address (or fax number) set forth in the Lender Addendum or the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto or set forth in its Administrative Questionnaire.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, return e-mail or other written acknowledgment); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

     (c) Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto in accordance with the provisions hereof.

     SECTION 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by Holdings or the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Section 2.14, Section 2.16, Section
2.20 and Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, the Arranger, any Lender or the Issuing Bank.

     SECTION 9.03 Binding Effect. This Agreement shall become effective when it shall have been executed by each of the parties hereto and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

     SECTION 9.04 Successors and Assigns.

     (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Holdings, the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) in the case of any assignment of a Term Loan Commitment or Term Loan, such Lender shall provide notice to the Borrower of such assignment, (iii) in the case of any assignment of a Revolving Credit Commitment or Revolving Loan, each of the Issuing Bank, the Swingline Lender and the Borrower must give its prior written consent to such


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

assignment (which consent shall not be unreasonably withheld or delayed); provided that the consent of the Borrower shall not be required to any such assignment (A) during the continuance of any Default or Event of Default, (B) in connection with the initial syndication of the Facility to persons identified by the Administrative Agent to the Borrower on or prior to the Closing Date or (C) if such assignment is made to another Lender, or an Affiliate of a Lender or an Approved Fund of a Lender, (iv) Except in the case of an assignment to a Lender, an affiliated Lender or an Approved Fund of a Lender, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or, if less, the entire remaining amount of such Lender's Commitment) and shall be in an amount that is an integral multiple of $1,000,000 (or the entire remaining amount of such Lender's Commitment), (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and
(vi) the assignee, if it shall not be a Lender immediately prior to the assignment, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required by Section 2.20(e) or (f). Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.14, Section 2.16, Section 2.20 and Section 9.05, as well as to any Fees accrued for its account and not yet paid).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the Borrower or any Subsidiary or the performance or observance by Holdings, the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered


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

pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, the Arranger, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in the City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire and any tax forms required by Section 2.20(e) or (f), as applicable, completed in respect of the assignee (unless the assignee shall already be a Lender hereunder) and the written consent of the Swingline Lender, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall promptly (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders, the Issuing Bank and the Swingline Lender. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

     (f) Each Lender may without the consent of the Borrower, the Swingline Lender, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Section 2.14, Section 2.16 and
Section 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right


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to enforce the obligations of the Borrower relating to the Loans or L/C
Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing all or substantially all of the value of the Guarantees or all or substantially all of the Collateral).

     (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or proposed participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 9.16.

     (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

     (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information


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relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

     (j) Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

     SECTION 9.05 Expenses; Indemnity. (a) Holdings and the Borrower agree, jointly and severally, to pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arranger, the Issuing Bank and the Swingline Lender in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arranger, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including in each case the fees, disbursements and other charges of Latham & Watkins LLP, Arthur Cox, Walkers, and Stikeman Elliott LLP counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, disbursements and other charges of any counsel for the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arranger, the Issuing Bank or any Lender (limited to not more than one counsel per jurisdiction as designated by the Administrative Agent).

     (b) Holdings and the Borrower agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arranger, each Lender, the Issuing Bank and each Related Party of any of the foregoing persons (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable costs and expenses, including reasonable counsel fees, disbursements and other charges, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by Holdings, the Borrower, the Target or any of their respective affiliates, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by Holdings, the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to Holdings, the Borrower or any of the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related costs and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from primarily the gross negligence, willful misconduct or material breach of the Loan Documents by such Indemnitee (and, upon any such


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

determination, any indemnification payments with respect to such losses, claims, damages, liabilities or related costs and expenses previously received by such Indemnitee shall be subject to reimbursement by such Indemnitee).

     (c) To the extent that Holdings and the Borrower fail to pay any amount required to be paid by them to the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arranger, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arranger, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arranger, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans and unused Commitments at the time.

     (d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions or the other transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arranger, any Lender or the Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

     SECTION 9.06 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Holdings or the Borrower against any of and all the obligations of Holdings or the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.


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     SECTION 9.07 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
(OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 9.08 Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings or the Borrower in any case shall entitle Holdings or the Borrower to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j), the provisions of this Section or the definition of the term "Required Lenders," or release all or substantially all of the value of the Guarantees, without the prior written consent of each Lender, (iv) amend or modify the definition of the term "Majority Facility Lenders" without the prior written consent of each Lender affected thereby, (v) release all or substantially all of the Collateral without the prior written consent of each Lender, (vi) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a


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majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class or (vii) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as applicable.

     SECTION 9.09 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section
9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     SECTION 9.10 Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arranger, the Issuing Bank and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     SECTION 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.


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     SECTION 9.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 9.13 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement or of a Lender Addendum by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

     SECTION 9.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 9.15 Jurisdiction; Consent to Service of Process. (a) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arranger, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against either Holdings or the Borrower or its properties in the courts of any jurisdiction.

     (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.


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     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 9.16 Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its and its Affiliates' officers, directors, employees and agents, including accountants, legal counsel and other advisors who need to know such Information (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Holdings, the Borrower or any Subsidiary or any of their respective obligations,
(f) with the prior written consent of Holdings or the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section, "Information" shall mean all information received from Holdings or the Borrower and related to the Borrower or its business, other than any such information that was available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by Holdings or the Borrower; provided that, the source of such information was not actually known by the Administrative Agent, the Collateral Agent, the Issuing Bank or such Lender, as the case may be, to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information. Notwithstanding any other express or implied agreement, arrangement or understanding to the contrary, each of the parties hereto agrees that each other party hereto (and each of its employees, representatives or agents) are permitted to disclose to any persons, without limitation, the tax treatment and tax structure of the Loans and the other transactions contemplated by the Loan Documents and all materials of any kind (including opinions and tax analyses) that are provided to the Loan Parties, the Lenders, the Arranger or any Agent related to such tax treatment and tax aspects. To the extent not inconsistent with the immediately preceding sentence, this authorization does not extend to disclosure of any other information or any other term or detail not related to the tax treatment or tax aspects of the Loans or the transactions contemplated by the Loan Documents.

     SECTION 9.17 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.


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                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                       101

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

Signed, sealed and delivered by             )
                                            )
                                            )
ANTHONY P. AMATO (name in block capitals)   )
as attorney of                              )
SKILLSOFT PUBLIC LIMITED COMPANY            )
and in exercise of a power of attorney      )
under the hand and seal of                  )
SKILLSOFT PUBLIC LIMITED COMPANY            )
in the presence of:                         )


                                            /s/ Anthony P. Amato
                                            ------------------------------------
                                            Signature of attorney


Signature of witness: /s/ Joshua L. Jenkins
                      -------------------------

Name: Joshua L. Jenkins

Address: 107 Northeastern Blvd.,
         Nashua NH 03062

                                        SKILLSOFT CORPORATION


                                        By: /s/ Anthony P. Amato
                                            ------------------------------------
                                        Name: Anthony P. Amato
                                        Title: CAO

                                        CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as
                                        Administrative Agent, Collateral Agent,
                                        Issuing Bank and Swingline Lender


                                        By: /s/ Robert Hetu
                                            ------------------------------------
                                        Name: Robert Hetu
                                        Title: Managing Director


                                        By: /s/ Denise L. Alvarez
                                            ------------------------------------
                                        Name: Denise L. Alvarez
                                        Title: Associate

                                           KEYBANK NATIONAL ASSOCIATION,
                                           as a Lender

                                           By: /s/ Jeff Kalinowski
                                               ---------------------------------
                                               Name: Jeff Kalinowski
                                               Title: Senior Vice President

                                           SILICON VALLEY BANK,
                                           as a Lender

                                           By: /s/ Michael J. Fell
                                               ---------------------------------
                                               Name: Michael J. Fell
                                               Title: Relationship Manager

                                           BANK OF AMERICA, N.A.,
                                           as a Lender

                                           By: /s/ John B. Desmond
                                               ---------------------------------
                                               Name: John B. Desmond
                                               Title: Managing Director